As filed with the Securities and Exchange Commission on April 7, 2010.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1221	43-0921172
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classifications Code Number)	(I.R.S. Employer Identification Number)

One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(314) 994-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS
Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary
Arch Coal, Inc.
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
Tel. (314) 994-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communications to:

Ronald D. West
Jeffrey W. Acre
K&L Gates LLP
K&L Gates Center
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
Tel. (412) 355-6500

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Aggregate	Aggregate	Amount of
Securities to be Registered	Registered	Price Per Unit	Offering Price(1)	Registration Fee
8 3/4% Senior Notes due 2016	$600,000,000	100%	$600,000,000	$42,780
Guarantees of 8 3/4% Senior Notes due 2016(2)	—	—	—	—	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2)	The 8 3/4% Senior Notes due 2016 are guaranteed by all of the subsidiaries of Arch Coal, Inc. that guarantee indebtedness under its senior secured credit facility, all of which are listed below under “Table of Additional Registrants.”

(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its
Charter and Address, Including Zip Code, and
Telephone Number, Including Area Code, of	State or Other Jurisdiction	I.R.S. Employer
Registrant’s Principal Executive Offices*	of Incorporation	Identification Number

Allegheny Land Company	Delaware	61-0922221
Arch Coal Sales Company, Inc.	Delaware	43-1335853
Arch Coal Terminal, Inc.	Delaware	61-0941499
Arch Development, LLC	Delaware	27-2039231
Arch Energy Resources, LLC	Delaware	20-8889263
Arch Reclamation Services, Inc.	Delaware	43-1724510
Ark Land Company	Delaware	43-0952128
Ark Land KH, Inc.	Delaware	55-1086280
Ark Land LT, Inc.	Delaware	20-1637677
Ark Land WR, Inc.	Delaware	20-1638026
Ashland Terminal, Inc.	Delaware	55-0619683
Catenary Coal Holdings, Inc.	Delaware	43-1629654
Coal-Mac, Inc.	Kentucky	61-0940536
Cumberland River Coal Company	Delaware	43-1522213
Lone Mountain Processing, Inc.	Delaware	43-1580457
Mingo Logan Coal Company	Delaware	13-3074446
Mountain Gem Land, Inc.	West Virginia	55-0696955
Mountain Mining, Inc.	Delaware	61-0925056
Mountaineer Land Company	Delaware	61-0881912
Prairie Holdings, Inc.	Delaware	20-5273741
Western Energy Resources, Inc.	Delaware	43-1947588

*	The principal executive offices of, and the agent for service for, each additional registrant is c/o Robert G. Jones, Senior Vice President — Law, General Counsel and Secretary, Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2010

PRELIMINARY PROSPECTUS

ARCH COAL, INC.
Offer to Exchange
$600,000,000 aggregate principal amount of 8 3/4% Senior Notes Due 2016
(CUSIP Nos. 039380AA8 and U0393CAA3)
for
$600,000,000 aggregate principal amount of 8 3/4% Senior Notes Due 2016
(CUSIP No. 039380AB6)
that have been registered under the Securities Act of 1933, as amended
The exchange offer will expire at 5:00 p.m.,
New York City time, on          , 2010, unless earlier terminated or extended.

Arch Coal, Inc. hereby offers, upon the terms and subject to the conditions set forth in this prospectus (which constitute the “exchange offer”), to exchange up to $600,000,000 aggregate principal amount of its registered 8 3/4% Senior Notes due 2016, which it refers to as the “exchange notes,” for a like principal amount of its outstanding 8 3/4% Senior Notes due 2016, which it refers to as the “original notes.” The term “note” or “notes” in this prospectus refer collectively to the original notes and the exchange notes.

The terms of the exchange notes are substantially identical to the terms of the original notes in all material respects, except that the exchange notes are registered under the Securities Act of 1933, as amended, or the Securities Act, and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

The exchange notes will be fully and unconditionally guaranteed on a senior basis by the subsidiaries of Arch Coal that guarantee indebtedness under Arch Coal’s senior secured credit facility.

The principal features of the exchange offer are as follows:

•	The exchange offer is subject to certain conditions described in this prospectus, including that no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer.

•	All original notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of original notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	Neither Arch Coal nor any subsidiary guarantor will receive any proceeds from the exchange offer.

Arch Coal does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

You should consider carefully the “Risk Factors” beginning on page 10 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Arch Coal and the subsidiary guarantors have agreed that, starting on the expiration date (as defined herein) and ending on the close of business one year after the expiration date, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010.

Page

Industry and Market Data	i
Forward-Looking Statements	ii
Prospectus Summary	1
Risk Factors	10
Use of Proceeds	16
Ratio of Earnings to Combined Fixed Charges and Preference Dividends	16
Selected Historical Consolidated Financial Data	17
Description of Certain Indebtedness	18
The Exchange Offer	20
Description of Exchange Notes	27
Material United States Federal Income Tax Consequences	70
Plan of Distribution	71
Legal Matters	72
Coal Reserves	72
Experts	72
Where You Can Find More Information	72
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The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs or that of our subsidiaries since the date hereof.

This prospectus incorporates important business and financial information about Arch Coal and the subsidiary guarantors that is not included in or delivered with this prospectus. Arch Coal will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attn. Robert G. Jones. To obtain timely delivery, you must request the information no later than five business days before           , 2010, the expiration date of the exchange offer.

The notes initially will be represented by permanent global certificates in fully registered form without coupons and will be deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, New York, New York, or DTC, as depositary.

INDUSTRY AND MARKET DATA

We obtained the market and competitive position data incorporated by reference into this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we make no representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources. Market and competitive position data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus.

i

FORWARD-LOOKING STATEMENTS

Information we have included or incorporated by reference in this prospectus contains or may contain forward-looking statements. These forward-looking statements include, among others, statements of our plans, objectives, expectations (financial or otherwise) or intentions. Words such as “may,” “expects,” “anticipates,” “approximates,” “believes,” “estimates” and “intends” and variations of such words and similar expressions are intended to identify such forward-looking statements.

Our forward-looking statements involve risks and uncertainties. Our actual results may differ significantly from those projected or suggested in any forward-looking statements. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Factors that might cause such a difference to occur include, but are not limited to:

•	market demand for coal and electricity;

•	geologic conditions, weather and other inherent risks of coal mining that are beyond our control;

•	competition within our industry and with producers of competing energy sources;

•	excess production and production capacity;

•	our ability to acquire or develop coal reserves in an economically feasible manner;

•	inaccuracies in our estimates of our coal reserves;

•	availability and price of mining and other industrial supplies;

•	availability of skilled employees and other workforce factors;

•	disruptions in the quantities of coal produced by our contract mine operators;

•	our ability to collect payments from our customers;

•	defects in title or the loss of a leasehold interest;

•	railroad, barge, truck and other transportation performance and costs;

•	our ability to successfully integrate the operations that we acquire;

•	our ability to secure new coal supply arrangements or to renew existing coal supply arrangements;

•	our relationships with, and other conditions affecting, our customers;

•	the deferral of contracted shipments of coal by our customers;

•	our ability to service our outstanding indebtedness;

•	our ability to comply with the restrictions imposed by our credit facility and other financing arrangements;

•	the availability and cost of surety bonds;

•	failure by Magnum Coal Company, a subsidiary of Patriot Coal Corporation, to satisfy certain below-market contracts that we guarantee;

•	our ability to manage the market and other risks associated with certain trading and other asset optimization strategies;

•	terrorist attacks, military action or war;

•	environmental laws, including those directly affecting our coal mining operations and those affecting our customers’ coal usage;

•	our ability to obtain and renew mining permits;

ii

•	future legislation and changes in regulations, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases;

•	the accuracy of our estimates of reclamation and other mine closure obligations;

•	the existence of hazardous substances or other environmental contamination on property owned or used by us; and

•	the availability of future permits authorizing the disposition of certain mining waste.

These and other relevant factors, including those risk factors set forth under “Risk Factors” and identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our other filings with the Securities and Exchange Commission, which we refer to as the SEC, under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, which are incorporated by reference in this prospectus, should be carefully considered when reviewing any forward-looking statement. See “Where You Can Find More Information.”

iii

PROSPECTUS SUMMARY

Except as otherwise indicated, in this prospectus, “Arch Coal,” “the company,” “we,” “us” and “our” refer to Arch Coal, Inc. and its consolidated subsidiaries. This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before exchanging any of the notes. You should read the entire prospectus carefully, including the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated herein by reference, before making a decision to exchange the notes.

Business Overview

We are one of the largest coal producers in the United States. For the year ended December 31, 2009 (which includes fourth quarter sales only from the former Jacobs Ranch mining complex), we sold approximately 126.1 million tons of coal, including approximately 7.5 million tons of coal which we purchased from third parties, fueling approximately 12.7% of all coal-based electricity generated in the United States. We sell substantially all of our coal to power plants, steel mills and industrial facilities. As of December 31, 2009, we operated 19 active mines located in each of the major low-sulfur coal-producing regions of the United States. The locations of our mines enable us to ship coal to most of the major coal-fueled power plants, steel mills and export facilities located in the United States.

We estimate that we owned or controlled approximately 3.9 billion tons of proven and probable recoverable reserves as of December 31, 2009. Of these reserves, approximately 79.3% consist of compliance coal, or coal which emits 1.2 pounds or less of sulfur dioxide per million Btus upon combustion, while an additional 6.1% could be sold as low-sulfur coal, or coal which emits 1.6 pounds or less of sulfur dioxide per million Btus upon combustion. The balance is classified as high-sulfur coal. Most of our reserves are suitable for the domestic steam coal markets. A substantial portion of the low-sulfur and compliance coal reserves at the Cumberland River, Lone Mountain and Mountain Laurel mining complexes may also be used as metallurgical coal. Metallurgical coal is distinguishable from other types of coal because of its high carbon content, low expansion pressure, low sulfur content and various other chemical attributes. As such, the price offered for metallurgical coal is generally higher than the price offered for steam coal. We sold approximately 2.1 million tons, 4.4 million tons and 2.1 million tons of metallurgical quality coal in the years ended December 31, 2009, 2008 and 2007, respectively.

For a further discussion of our business, we urge you to read our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Additional Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at One CityPlace Drive, Suite 300, St. Louis, Missouri 63141. Our telephone number is (314) 994-2700. Our internet address is www.archcoal.com. Information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

Corporate Structure

The following chart shows a summary of the corporate organization of Arch Coal, Inc. and its direct and indirect ownership interests in its principal subsidiaries. This chart does not show all subsidiaries, including certain intermediate subsidiaries. This chart also indicates whether or not the subsidiaries shown are guarantors of the exchange notes. Except as indicated otherwise in this chart, each subsidiary included in this chart is wholly owned by its direct parent.

(1)	Ark Land Company holds many of our federal and state coal leases.

(2)	Arch Coal Sales Company, Inc. is a party to substantially all of our long-term coal supply arrangements and other coal sales agreements.

(3)	These entities represent our operations in the Central Appalachia region. These entities also are guarantors under our senior secured credit facility. The subsidiaries in this group are Allegheny Land Company, Arch Coal Terminal, Inc., Arch Reclamation Services, Inc., Ashland Terminal, Inc., Coal-Mac, Inc., Cumberland River Coal Company, Lone Mountain Processing, Inc., Mingo Logan Coal Company, Mountain Gem Land, Inc., Mountain Mining, Inc. and Mountaineer Land Company.

(4)	These entities are guarantors of the Arch Western Notes. The holders of the Arch Western Notes have an unsecured claim against Arch Coal, Inc. through the pledge of intercompany notes owing to Arch Western Resources. Such intercompany notes do not benefit from any guarantees by any of the subsidiaries that will initially guarantee the notes offered hereby. As of December 31, 2009, $1.5 billion was outstanding under these intercompany notes.

(5)	These entities represent our operations in the Powder River Basin and the Western Bituminous regions. The subsidiaries in this group are Arch Western Bituminous Group, LLC, Arch of Wyoming, LLC, Mountain Coal Company, L.L.C., Thunder Basin Coal Company, L.L.C. and Triton Coal Company, LLC.

Summary of the Exchange Offer

On July 31, 2009, we completed the private placement of original notes in the aggregate principal amount of $600,000,000. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the original notes, dated as of July 31, 2009, referred to in this prospectus as the registration rights agreement, in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

Notes Offered	Up to $600,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2016, which have been registered under the Securities Act, or exchange notes. The form and terms of these exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

Exchange Offer	We are offering to exchange the notes offered hereunder for an equal amount of our original notes issued on July 31, 2009.

As of the date of this prospectus, there are $600,000,000 aggregate principal amount of original notes outstanding. The original notes were offered under an indenture dated as of July 31, 2009, or the indenture.

In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer will be exchanged.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless we earlier terminate or extend the exchange offer in our sole discretion. By tendering your original notes, you represent that:

• you are neither an “affiliate” (as defined in Rule 405 under the Securities Act) of Arch Coal nor a broker-dealer tendering notes acquired directly from us for our own account;

• any exchange notes you receive in the exchange offer are being acquired by you in the ordinary course of business;

• at the time of commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving exchange notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the original notes or the exchange notes in violation of the Securities Act;

• if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution, as defined in the Securities Act, of the original notes or the exchange notes; and

• if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for the original notes that you acquired as a result of your market-making or other trading activities and you will deliver a prospectus in connection with any resale of the exchange notes that you receive. For further information regarding resales of the exchange notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

Accrued Interest	The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes. If your original notes are accepted for exchange, you will receive interest on the exchange notes and not on the original notes. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. See “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for Tendering Original Notes	A tendering holder must, on or prior to the expiration date of the exchange offer, in the case of original notes held in the form of book-entry interests, transmit an agent’s message to the exchange agent at the address listed in this prospectus, or in the case of holders of certificated notes, transmit a properly completed and duly executed letter of transmittal together with the certificates representing the original notes to the exchange agent. See “The Exchange Offer — Procedures for Tendering.”

Special Procedures for Beneficial Holders	If you are a beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender on your behalf. See “The Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures	You must comply with the applicable guaranteed delivery procedures for tendering if you wish to tender your original notes and:

• your original notes are not immediately available;

• time will not permit your required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or

• you cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Withdrawal Rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the conditions stated in the section “The Exchange Offer — Conditions to the Exchange Offer” of this prospectus, we will accept for exchange any and all original notes which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date of the exchange offer. The exchange notes will be delivered as soon as practicable after the expiration date of the exchange offer. See “The Exchange Offer — Terms of the Exchange Offer.”

Regulatory Approvals	Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Material United States Federal Tax Consequences	Your exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Tax Consequences.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer — Exchange Agent.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and certain transfer taxes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

We used the net proceeds from the sale of the original notes and our concurrent common stock offering to finance the cost of our acquisition of the former Jacobs Ranch mining complex and pay related fees and expenses. See “Use of Proceeds.”

Resales	Based on interpretations by the staff of the Securities and Exchange Commission, or the SEC, as detailed in a series of no-action letters issued to third parties that are not related to us, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the exchange notes in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

• you are neither an affiliate (as defined in Rule 405 under the Securities Act) of Arch Coal nor a broker-dealer tendering notes acquired directly from us for your own account.

If you are an affiliate of Arch Coal, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

• you cannot rely on the applicable interpretations of the staff of the SEC;

• you will not be able to tender your original notes in the exchange offer; and

• you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes.

Furthermore, any broker-dealer that acquired any of its original notes directly from Arch Coal:

• may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991), and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

• must also be named as a selling holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

As a condition to participation in the exchange offer, each holder will be required to represent that it is not an affiliate of Arch Coal or a broker-dealer that acquired the original notes directly from Arch Coal.

The SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to the exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any exchange notes issued to you in the exchange offer without an exemption from registration of your exchange notes from those requirements, or you are a broker-dealer and fail to comply with any applicable prospectus delivery requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Consequences of Not Exchanging Original Notes	Original notes that are not tendered, or that are tendered but not accepted, will be subject to their existing transfer restrictions. We will have no further obligation, except under limited circumstances, to provide for registration under the Securities Act of the original notes. See “The Exchange Offer — Consequences of Exchanging or Failing to Exchange the Original Notes.”

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of factors you should carefully consider before deciding to exchange the notes.

Summary of the Terms of the Exchange Notes

The following is a summary of the terms of the exchange notes. The form and terms of these exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The exchange notes will be governed by the same indenture as the original notes. When we refer to the terms of “note” or “notes” in this prospectus, we are referring collectively to the original notes and the exchange notes. For a more complete description of the terms of the exchange notes, see “Description of Exchange Notes” in this prospectus.

Issuer	Arch Coal, Inc., a Delaware corporation.

Notes Offered	$600,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2016.

Maturity Date	August 1, 2016.

Interest	Interest on the notes will be paid semi-annually in arrears on each February 1 and August 1, beginning on August 1, 2010.

Ranking and guarantees	All of our subsidiaries that guarantee indebtedness under our senior secured credit facility will initially guarantee the notes. These subsidiaries are listed in “Description of Certain Indebtedness — Senior Secured Credit Facility.” The guarantees may be released under certain circumstances.

The notes will rank equal in right of payment to all of our existing and future unsecured unsubordinated indebtedness and senior in right of payment to all future subordinated indebtedness. The notes, however, will be effectively subordinated to our secured obligations to the extent of the collateral securing such obligations. Additionally, the notes will be effectively subordinated to all liabilities, including trade payables, of any subsidiaries that are not guarantors.

The note guarantees will rank equal in right of payment with all existing and future unsecured unsubordinated indebtedness of the guarantors. In addition, the note guarantees will be effectively subordinated to all of the guarantors’ secured obligations to the extent of the collateral securing such obligations.

As of December 31, 2009:

• Arch Coal, Inc. had $1.8 billion of indebtedness outstanding on a consolidated basis, excluding $1.5 billion of intercompany notes owned by Arch Western Resources, LLC, an indirect subsidiary in which we have a 99% membership interest and which we refer to as Arch Western Resources, which are pledged for the benefit of the holders of the $950.0 million aggregate principal amount of the 6 3/4% Senior Notes due 2013 issued by Arch Western Finance, LLC, an indirect subsidiary of ours, which we refer to as the Arch Western Notes;

• on a combined basis, the Guarantors had no outstanding indebtedness, excluding guarantees of our senior secured credit facility and the original notes; and

• on a combined basis, the subsidiaries that are not guaranteeing the notes had total indebtedness of $1,088.2 million, consisting of the Arch Western Notes, commercial paper borrowings of Arch Western Resources and borrowings under Arch Receivable Company, LLC’s securitization program, and $1.7 billion of total liabilities.

Optional redemption	We may redeem the notes, in whole or in part, at any time on or after August 1, 2013 at the redemption prices described under “Description of Exchange Notes — Optional Redemption,” plus accrued and unpaid interest.

In addition, prior to August 1, 2012, we may redeem up to 35% of the aggregate principal amount of the notes from the proceeds of certain equity offerings at the redemption price listed in “Description of Exchange Notes — Optional Redemption.”

Change of control	If a change of control of our company occurs, we must give holders the opportunity to sell their notes to us at 101% of their principal amount, plus accrued and unpaid interest.

We might not be able to pay the required price for notes presented to us at the time of a change of control because:

• we might not have enough funds at the time; or

• the terms of our other debt may prevent us from paying for the notes.

Certain covenants	The covenants contained in the indenture among other things, limit our ability and the ability of our restricted subsidiaries to:

• incur more debt;

• pay dividends and make distributions or repurchase stock;

• make investments;

• create liens;

• sell assets;

• enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances to us;

• engage in transactions with our affiliates; and

• merge or consolidate or transfer and sell assets.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of Exchange Notes.”

Many of the restrictive covenants will terminate if the notes achieve an investment grade rating from both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no default or event of default has occurred and is continuing under the indenture. Covenants that cease to apply as a result of achieving these ratings will not be restored, even if the credit ratings assigned to the notes later fall below investment grade. See “Description of Exchange Notes — Certain Covenants — Covenant Termination.”

Original issue discount	The original notes were issued with original issue discount for United States federal income tax purposes. As the original notes were issued with more than a statutory de minimis amount of original issue discount, holders or exchange notes will be required to include amounts representing the original issue discount in gross income on a constant yield basis for United States federal income tax purposes in advance of the receipt of cash payments to which such income is attributable, in addition to their inclusion in income of stated interest on the exchange notes.

No established trading market	The exchange notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the exchange notes will develop. If an active or liquid trading market for the exchange notes does not develop, the market price and liquidity of the exchange notes may be adversely affected.

Risk factors	You should consider carefully the information set forth in the section of this prospectus entitled “Risk Factors” and all the other information included in or incorporated by reference into this prospectus in deciding whether to participate in the exchange offer.

RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this prospectus before tendering your original notes in the exchange offer. In addition, you should carefully consider the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in other documents that are subsequently filed with the SEC, which are incorporated by reference into this prospectus. If any of the following risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur and if such events do occur, you may lose all or part of your original investment in the notes. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward Looking Statements.”

Risks Related to the Exchange Offer

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes pursuant to the exchange offer, the original notes you hold will continue to be subject to the existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the original notes under the Securities Act. After the exchange offer is consummated, the trading market for the remaining untendered original notes may be small and inactive. Consequently, you may find it difficult to sell any original notes you continue to hold because there will be fewer original notes of such series outstanding.

If you do not exchange your original notes in the exchange offer, you will no longer be entitled to an increase in interest payments on original notes that the indenture provides for if we fail to complete the exchange offer.

Once the exchange offer has been completed, holders of outstanding original notes will not be entitled to any increase in the interest rate on their original notes that the indenture governing the notes provides for if we fail to complete the exchange offer. Holders of original notes will not have any further rights to have their original notes registered, except in limited circumstances, once the exchange offer is completed.

Some holders of the exchange notes may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In addition, a broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes it received in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot assure you that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

Failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.

Holders of the original notes are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for original notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the offer or notify you of any failure to follow the proper procedure.

Risks Related to the Exchange Notes

We have a substantial amount of debt, which limits our flexibility and imposes restrictions on us, and a downturn in economic or industry conditions may materially affect our ability to meet our future financial commitments and liquidity needs.

We have a substantial amount of indebtedness. As of December 31, 2009, we had consolidated indebtedness of approximately $1.8 billion outstanding representing approximately 46% of our total capitalization. Our ability to satisfy our debt, lease and royalty obligations, and our ability to refinance our indebtedness, will depend upon our future operating performance, which will be affected by prevailing economic conditions in the markets that we serve and financial, business and other factors, many of which are beyond our control. We may be unable to generate sufficient cash flow from operations and future borrowings or other financing may be unavailable in an amount sufficient to enable us to fund our future financial obligations or our other liquidity needs.

The amount and terms of our debt could have material consequences to our business, including, but not limited to:

•	limiting our ability to obtain additional financing to fund growth, such as new lease-by-application acquisitions or other mergers and acquisitions, working capital, capital expenditures, debt service requirements or other cash requirements;

•	exposing us to the risk of increased interest costs if the underlying interest rates rise;

•	limiting our ability to invest operating cash flow in our business due to existing debt service requirements;

•	making it more difficult to obtain surety bonds, letters of credit or other financing, particularly during weak credit markets;

•	causing a decline in our credit ratings;

•	limiting our ability to compete with companies that are not as leveraged and that may be better positioned to withstand economic downturns;

•	limiting our ability to acquire new coal reserves and/or plant and equipment needed to conduct operations; and

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we compete and general economic and market conditions.

We are a holding company and depend on our subsidiaries to generate sufficient cash flow to meet our debt service obligations, including payments on the exchange notes.

We are a holding company, and substantially all of our consolidated assets are held by our subsidiaries. As a holding company, we conduct substantially all of our business through our subsidiaries. Accordingly, our cash flows and ability to meet our debt service obligations, including payments on the exchange notes, are largely dependent upon the earnings of our subsidiaries and the payment of such earnings to us in the form of dividends, distributions, loans or otherwise, and repayment of such loans or advances from us. These subsidiaries are separate and distinct legal entities and have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. The ability of our subsidiaries to pay dividends or make other advances or transfer of funds will depend on their respective results of operations and may be restricted by, among other things, applicable law and contractual provisions limiting the amount of funds available to make dividends and agreements of those subsidiaries. For example, Arch Western Resources and its subsidiaries may only distribute or advance funds to us out of available cash, as defined in the indenture governing the Arch Western Notes. In addition, the subsidiary of BP p.l.c. which owns a 1% membership interest in Arch Western Resources (the “BP Member”) is entitled to receive cumulative preferred return distributions, with the preferred return being equal to an annual rate of 4% and calculated based on the BP Member’s preferred capital account balance, which was approximately $2.4 million at December 31, 2009. Also, the BP Member’s consent is required prior to any distribution by Arch Western Resources if Arch Western Resources, at that time, has a debt rating less favorable than Ba3 from Moody’s Investors Service or BB- from Standard & Poor’s or fails to maintain an interest ratio of not greater than 3.0:1 and an indebtedness ratio of not greater than 3.5:1.

The exchange notes and the guarantees will not be secured by any of our assets and therefore will be effectively subordinated to our existing and future secured indebtedness.

The exchange notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all existing and future secured debt, including under our senior secured credit facility to the extent of the collateral securing such debt. In addition, the indenture permits the incurrence of additional debt, some of which may be secured debt. In the event that Arch Coal or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, creditors whose debt is secured by assets of Arch Coal or a guarantor will be entitled to the remedies available to secured holders under applicable laws, including the foreclosure of the collateral securing such debt, before any payment may be made with respect to the exchange notes or the affected guarantees. As a result, there may be insufficient assets to pay amounts due on the exchange notes, and holders of the exchange notes may receive less, ratably, than holders of secured indebtedness. As of December 31, 2009, the total amount of secured debt that we had outstanding was $120.0 million, with $740.0 million of undrawn borrowing capacity available, under our senior secured credit facility. We may also incur additional senior secured indebtedness.

The exchange notes are structurally subordinated to the existing and future liabilities of our subsidiaries that do not guarantee the exchange notes to the extent of the assets of such non-guarantor subsidiaries.

Some of our subsidiaries, including Arch Western Resources and its subsidiaries, will not guarantee the exchange notes. As a result, the exchange notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the exchange notes. Therefore, our rights and the rights of our creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors. As a result, all indebtedness and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the exchange notes. To the extent that we may be a creditor with recognized claims against any subsidiary, our claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by us. Our subsidiaries may incur additional indebtedness and other liabilities.

As of December 31, 2009, our non-guarantor subsidiaries had approximately $1.7 billion of total indebtedness and other liabilities, including trade payables and accrued expenses. The non-guarantor subsidiaries represented approximately 64.1% and 58.9% of our consolidated revenues for the years ended December 31, 2009 and 2008, respectively, and at December 31, 2009 represented approximately 40.5% of our consolidated assets (excluding intercompany receivables).

Our ability to generate the significant amount of cash needed to pay interest and principal on the exchange notes and service our other debt and financial obligations and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the exchange notes, depends on our ability to generate cash in the future. We are subject to general economic, climatic, industry, financial, competitive, legislative, regulatory and other factors that are beyond our control. In particular, economic conditions could cause the price of coal to fall, our revenue to decline and hamper our ability to repay our indebtedness, including the exchange notes. As a result, we may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before maturity. Our ability to refinance debt or obtain additional financing will depend on, among other things:

•	our financial condition at the time;

•	restrictions in the indenture governing the notes and any other indebtedness; and

•	other factors, including financial market or coal industry conditions.

As a result, we may not be able to refinance any of our indebtedness, including the exchange notes, on commercially reasonable terms, or at all. If our operations do not generate sufficient cash flow from operations, and additional borrowings or refinancings are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the exchange notes.

The terms of the agreements governing our indebtedness contain significant restrictions that limit our operating and financial flexibility.

The indenture governing the exchange notes and the agreements governing our and our subsidiaries’ other indebtedness contain various covenants and other restrictions that limit our ability and the ability of our restricted subsidiaries to engage in specified types of transactions. These covenants and other restrictions limit our and our restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness;

•	pay dividends on, repurchase or make distributions in respect of capital stock or make restricted payments;

•	borrow the full amount under our credit facilities;

•	make investments;

•	create liens;

•	issue and sell capital stock of subsidiaries;

•	sell or transfer assets;

•	enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances to us;

•	engage in transactions with affiliates;

•	enter into sale and leasebacks; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets.

These restrictions on operations and financings, as well as those that may be contained in future debt agreements, may limit our ability to execute preferred business strategies. Moreover, if operating results fall below current levels, we may be unable to comply with these covenants. If that occurs, our lenders, including holders of exchange notes, could accelerate their debt. If their debt is accelerated, we may not be able to repay all of their debt, in which case the exchange notes may not be fully repaid, if they are repaid at all.

Despite our current levels of debt, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt.

We may be able to incur additional debt in the future. The terms of our senior secured credit facility and the indenture governing the exchange notes allow us to incur substantial amounts of additional debt, subject to certain limitations. As of December 31, 2009, we had available borrowings under our senior secured credit facility of $740.0 million. If new debt is added to our current debt levels, the related risks we could face would be magnified.

If the exchange notes become rated investment grade by both Standard & Poor’s and Moody’s, certain covenants contained in the indenture will be terminated, and you will lose the protection of these covenants permanently, even if the exchange notes subsequently fall back below investment grade.

The indenture contains certain covenants that permanently will cease to be in effect from and after the first date when the exchange notes are rated investment grade by both Standard & Poor’s and Moody’s. These covenants restrict, among other things, our ability and the ability of our subsidiaries to:

•	incur additional debt;

•	make distributions;

•	sell capital stock or other assets; and

•	engage in transactions with affiliates.

Because these restrictions will not apply when the exchange notes are rated investment grade, we will be able to incur additional debt and consummate transactions that may impair our ability to satisfy our obligations with respect to the exchange notes. These covenants will not be restored, even if the credit ratings assigned to the exchange notes later fall below investment grade.

We may be unable to repurchase exchange notes in the event of a change of control as required by the indenture.

Upon the occurrence of certain kinds of change of control events specified in the indenture, holders of exchange notes will have the right to require us to repurchase all of their exchange notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. Any change of control also would constitute a default under our senior secured credit facility. Therefore, upon the occurrence of a change of control, the lenders under our senior secured credit facilities would have the right to accelerate their loans, and if so accelerated, we would be required to pay all of our outstanding obligations under such facility. We may not be able to pay you the required price for your exchange notes at that time because we may not have available funds to pay the repurchase price. In addition, the terms of other existing or future debt may prevent us from paying you. There can be no assurance that we would be able to repay such other debt or obtain consents from the holders of such other debt to repurchase these notes. Any requirement to offer to purchase any outstanding exchange notes may result in us having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance our outstanding indebtedness, such financing may be on terms unfavorable to us.

Also, the change of control provision and other covenants in the indenture governing the notes do not cover all corporate reorganizations, mergers, amalgamations or similar transactions and may not provide you with protection in a transaction, including a highly leveraged transaction, unless such transaction constitutes a change of control under the indenture governing the notes.

Federal and state fraudulent conveyance laws may permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

The issuance of the exchange notes and the guarantees may be subject to review under federal and state fraudulent conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration generally will be a fraudulent conveyance if:

•	it was paid with the intent of hindering, delaying or defrauding creditors; or

•	we or any of the guarantors received less than fair consideration in return for issuing either the exchange notes or a guarantee, as applicable, and either:

•	we or the guarantor was insolvent, on the eve of insolvency or rendered insolvent by reason of the incurrence of the indebtedness;

•	payment of the consideration left us or the guarantor with an unreasonably small amount of capital to carry on the business; or

•	we or the guarantor intended to, or believed that it would, incur debts beyond its ability to pay the debt.

If a court were to find that the issuance of the exchange notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such guarantee or further subordinate the exchange notes or such guarantee to presently existing and future indebtedness, or require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes. Further, the voidance of the exchange notes or a guarantee could result in an event of default with respect to our other debt that could result in acceleration of that debt.

The original notes were issued with original issue discount for United States federal income tax purposes.

The original notes were issued with original issue discount for United States federal income tax purposes. Thus, since the original notes are issued with more than a statutory de minimis amount of original issue discount, holders of exchange notes will be required to include amounts representing the original issue discount in gross income on a constant yield basis for United States federal income tax purposes in advance of the receipt of cash payments to which such income is attributable, in addition to their inclusion in income of stated interest on the exchange notes. For more information, see “Material United States Federal Income Tax Consequences.”

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to list the exchange notes on any national or regional securities exchange or seek approval for quotation through any automated quotation system. An active trading market may not develop for the exchange notes. Subsequent to their initial issuance, the exchange notes may trade at a discount from the initial offering price of the original notes, depending upon prevailing interest rates, the market for similar notes, our operating performance and financial condition and other factors.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive the original notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus. The original notes surrendered in exchange for exchange notes will be retired and canceled upon consummation of the exchange offer and cannot be reissued. Accordingly, no additional debt will result from the exchange. We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and certain transfer taxes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

We received approximately $570.3 million in net proceeds from the offering of $600.0 million in aggregate principal amount of the original notes on July 31, 2009, after deducting fees and expenses related to the offering of the original notes. We used the net proceeds from the sale of the original notes and our concurrent common stock offering to finance the cost of our acquisition of the former Jacobs Ranch mining complex and pay related fees and expenses.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The table below sets forth our ratio of earnings to combined fixed charges and preference dividends on a consolidated basis for each of the time periods indicated.

	Year Ended December 31,
	2009		2008		2007		2006		2005

Ratio of earnings to combined fixed charges and preference dividends	1.26	x	4.91	x	2.37	x	3.86	x	(a	)

(a)	Earnings consist of income from operations before income taxes and are adjusted to include only distributed income from affiliates accounted for on the equity method and fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred on indebtedness, the portion of operating lease rentals deemed representative of the interest factor and the amortization of debt expenses. Combined fixed charges and preference dividends exceeded earnings by $13.1 million for the year ended December 31, 2005.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

We derived the historical statement of operations data, the cash flow data and the other data for the years ended December 31, 2009, 2008 and 2007, and the historical balance sheet data as of December 31, 2009 and 2008, presented below from our audited consolidated financial statements incorporated by reference into this prospectus. You should read the summary historical financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2009.

	Year Ended December 31,
	2009(1)	2008	2007(2)
	(In millions)

Statement of Operations Data:
Coal sales revenue	$2,576.1	$2,983.8	$2,413.6
Cost of coal sales	2,070.7	2,183.9	1,888.3
Depreciation, depletion and amortization	321.2	292.8	242.1
Selling, general and administrative expenses	97.8	107.1	84.4
Change in fair value of coal derivatives and trading activities, net	(12.1)	(55.1)	(7.3)
Costs related to acquisition of Jacobs Ranch	13.7	—	—
Other operating (income) expense, net	(38.9)	(6.2)	(24.5)

Income from operations	123.7	461.3	230.6
Interest expense, net	(98.3)	(64.3)	(72.3)
Other non-operating expense	—	—	(2.2)

Income before income taxes	25.4	397.0	156.1
Provision for (benefit from) income taxes	(16.8)	41.8	(19.8)

Net income	42.2	355.2	175.9
Net income attributable to non-controlling interest	—	0.9	1.0

Net income attributable to Arch Coal, Inc.	$42.2	$354.3	$174.9

Balance Sheet Data (at end of period):
Cash and cash equivalents	$61.1	$70.6	$5.1
Total assets	4,840.6	3,979.0	3,594.6
Working capital	55.1	46.6	(35.4)
Total debt	1,807.7	1,312.4	1,303.2
Other long-term obligations	544.6	482.7	412.5
Arch Coal, Inc. stockholders’ equity	2,115.1	1,728.7	1,531.7
Cash Flow Data:
Cash provided by operating activities	$383.0	$679.1	$330.8
Capital expenditures	323.2	497.3	488.4
Operating Data (unaudited):
Tons sold	126.1	139.6	135.0
Tons produced	119.6	133.1	126.6
Tons purchased from third parties	7.5	6.0	8.5

(1)	On October 1, 2009, we purchased the Jacobs Ranch mining complex in the Powder River Basin from Rio Tinto Energy America for a purchase price of $769.0 million. To finance the acquisition, the Company sold 19.55 million shares of its common stock and $600.0 million in aggregate principal amount of 8 3/4% senior unsecured notes. The net proceeds received from the issuance of common stock were $326.5 million, and the net proceeds received from the issuance of the 8 3/4% senior unsecured notes were $570.3 million.

(2)	On June 29, 2007, we sold select assets and related liabilities associated with our Mingo Logan-Ben Creek mining complex in West Virginia for $43.5 million. We recognized a net gain of $8.9 million in 2007 resulting from the sale.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior secured credit facility

Our secured revolving credit facility expires March 31, 2013. Commitments under the revolving credit facility will be $860.0 million until June 23, 2011, at which time the commitments will decrease to $762.5 million. New banks may join the revolving credit facility after June 23, 2011, subject to an aggregate maximum lending amount for all banks of $800.0 million. We had borrowings outstanding under the revolving credit facility of $120.0 million at December 31, 2009. At December 31, 2009, we had availability of $740.0 million under the revolving credit facility. Borrowings under the credit facility bear interest at a floating rate based on LIBOR determined by reference to our leverage ratio, as calculated in accordance with the credit agreement governing the revolving credit facility, as amended. Financial covenants contained in our revolving credit facility consist of a maximum leverage ratio, a maximum senior secured leverage ratio and a minimum interest coverage ratio. The leverage ratio requires that we not permit the ratio of total net debt (as defined in the revolving credit facility) at the end of any calendar quarter to EBITDA (as defined in the revolving credit facility) for the four quarters then ended to exceed a specified amount. The interest coverage ratio requires that we not permit the ratio of EBITDA (as defined in the revolving credit facility) at the end of any calendar quarter to interest expense for the four quarters then ended to be less than a specified amount. The senior secured leverage ratio requires that we not permit the ratio of total net senior secured debt (as defined in the revolving credit facility) at the end of any calendar quarter to EBITDA (as defined in the revolving credit facility) for the four quarters then ended to exceed a specified amount. We were in compliance with all financial covenants at December 31, 2009.

Our obligations under our senior secured credit facility are guaranteed by the following subsidiaries: Allegheny Land Company, Arch Coal Sales Company, Inc., Arch Coal Terminal, Inc., Arch Development, LLC, Arch Energy Resources, LLC, Arch Reclamation Services, Inc., Ark Land Company, Ark Land KH, Inc., Ark Land LT, Inc., Ark Land WR, Inc., Ashland Terminal, Inc., Catenary Coal Holdings, Inc., Coal-Mac, Inc., Cumberland River Coal Company, Lone Mountain Processing, Inc., Mingo Logan Coal Company, Mountain Gem Land, Inc., Mountain Mining, Inc., Mountaineer Land Company, Prairie Holdings, Inc. and Western Energy Resources, Inc. The obligations of Arch Coal, Inc. and the guarantors under the senior secured credit facility are secured by substantially all of their assets, including Arch Coal’s ownership interests in substantially all of its subsidiaries, except its ownership interests in Arch Western Resources and its subsidiaries.

Our senior secured credit facility restricts our ability to incur additional indebtedness, create liens, make investments or specified payments, give guarantees, pay dividends, make capital expenditures and merge or acquire or sell assets. In addition, certain additional covenants under our senior secured credit facility would be triggered if the unused borrowing availability were to fall below specified levels, including fixed charge coverage ratio requirements. Our senior secured credit facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults under other debt or hedging arrangements of Arch Coal, Inc. or any of the guarantors, certain events of bankruptcy and insolvency, judgment defaults and the failure of any guaranty or security document supporting the agreement to be in full force and effect.

Arch Western Senior Notes Due 2013

Our subsidiary, Arch Western Finance LLC, has outstanding an aggregate principal amount of $950.0 million of 6.75% senior notes due on July 1, 2013. The senior notes are guaranteed by Arch Western Resources and certain of its subsidiaries and are secured by an intercompany note from Arch Coal, Inc. to Arch Western Resources. The indenture under which the senior notes were issued contains certain restrictive covenants that limit the respective abilities of Arch Western Resources and its subsidiaries to, among other things, incur additional debt, sell or transfer assets and make certain investments. Arch Western Resources is permitted to transfer money to Arch Coal, Inc. out of available cash (as defined in the indenture governing the Arch Western Notes) in the form of intercompany loans, which are repayable on demand. Such loans are evidenced by Arch Coal intercompany notes that are pledged for the benefit of the holders of the Arch Western Notes. Any claim by a holder of Arch Western Notes on Arch Coal, Inc. through a realization of its collateral would rank equal in right of payment with the notes offered in this offering.

Accounts Receivable Securitization

We are party to a $175.0 million accounts receivable securitization program whereby eligible trade receivables are sold, without recourse, to a multi-seller, asset-backed commercial paper conduit. The credit facility supporting the borrowings under the program is subject to renewal annually and expires on February 23, 2011. Under the terms of the program, eligible trade receivables consist of trade receivables generated by our operating subsidiaries. Actual borrowing capacity is based on the allowable amounts of accounts receivable as defined under the terms of the agreement. We had outstanding borrowings of $84.0 million under the program at December 31, 2009. We had letters of credit outstanding under the securitization program of $64.5 million as of December 31, 2009. At December 31, 2009, we had no available borrowing capacity under the accounts receivable securitization program. Although the participants in the program bear the risk of non-payment of purchased receivables, we have agreed to indemnify the participants with respect to various matters. The participants under the program will be entitled to receive payments reflecting a specified discount on amounts funded under the program, including drawings under letters of credit, calculated on the basis of the base rate or commercial paper rate, as applicable. We pay facility fees, program fees and letter of credit fees (based on amounts of outstanding letters of credit) at rates that vary with our leverage ratio. Under the program, we are subject to certain affirmative, negative and financial covenants customary for financings of this type, including restrictions related to, among other things, liens, payments, merger or consolidation and amendments to the agreements underlying the receivables pool. A termination event would permit the administrator to terminate the program and enforce any and all rights, subject to cure provisions, where applicable. Additionally, the program contains cross-default provisions, which would allow the administrator to terminate the program in the event of non-payment of other material indebtedness when due and any other event which results in the acceleration of the maturity of material indebtedness.

Commercial Paper Program

Arch Western Resources has established a commercial paper placement program that provides up to $100.0 million in short-term financing at rates that are generally lower than the rates available under our revolving credit facility. Under the commercial paper program, Arch Western Resources may sell interest-bearing or discounted short-term unsecured debt obligations with maturities of no more than 270 days. We had commercial paper outstanding of $49.5 million at December 31, 2009. The commercial paper placement program is supported by a revolving credit facility that is subject to renewal annually and expires April 30, 2010. The current credit market has affected our ability to issue commercial paper up to the maximum amount allowed under the program, but we believe that the availability under our lines of credit is sufficient to satisfy our liquidity needs.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On July 31, 2009, we issued an aggregate principal amount of $600,000,000 of original notes under the indenture in an offering under Rule 144A and Regulation S of the Securities Act that was not registered under the Securities Act. In connection with the issuance and sale of the original notes, we entered into a registration rights agreement with the initial purchasers of the original notes. Under the registration rights agreement, we agreed to file a registration statement regarding the exchange of the original notes for exchange notes which are registered under the Securities Act. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC and to conduct this exchange offer after the registration statement is declared effective. The form and terms of the exchange notes are substantially identical to the original notes except that the issuance of the exchange notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain additional interest provisions relating to the original notes do not apply to the exchange notes. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the original notes under circumstances relating to the timing of the exchange offer. The registration rights agreement provides that we will be required to pay additional interest to the holders of the original notes if the exchange offer is not consummated as of the 410th day after July 31, 2009 or a shelf registration statement is required to be filed under the registration rights agreement but has not been declared effective on or prior to the 410th day after July 31, 2009.

The registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which may be obtained as described under “Where You Can Find More Information.”

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus, we will accept for exchange original notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on          , 2010. However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term “expiration date” means the latest time and date to which we extended the exchange offer.

As of the date of this prospectus, $600,000,000 aggregate principal amount of the original notes is outstanding. The original notes were offered under an indenture dated as of July 31, 2009. This prospectus is first being sent on or about          , 2010 to all holders of original notes known to us. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described under “— Conditions to the Exchange Offer.” We reserve the right to extend the period of time during which the exchange offer is open. We would then delay acceptance for exchange of any original notes by giving oral or written notice of an extension and delay to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer. Holders of original notes do not have dissenters’ rights of appraisal in connection with the exchange offer.

You may only exchange outstanding notes in denominations of $2,000 and higher integral multiples of $1,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified under “— Conditions to the Exchange Offer.” We will give to the exchange agent oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day following the previously scheduled expiration date.

Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus. The exchange offer is not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction.

Procedures for Tendering

The tender to us of original notes by you, as set forth below, and our acceptance of the original notes will constitute a binding agreement between us and you, upon the terms and subject to the conditions set forth in this prospectus.

A tendering holder who holds notes in the form of book-entry interests must, on or prior to the expiration date, transmit an agent’s message to the exchange agent at the address listed below under “— Exchange Agent.” In addition, the exchange agent must receive timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at the Depository Trust Company, or DTC, the book-entry transfer facility, along with the agent’s message. The term “agent’s message” means a message transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer.

Only registered holders of certificated original notes may tender certificated notes in the exchange offer. A tendering holder of certificated notes must, on or prior to the expiration date, transmit a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address listed below under “— Exchange Agent.” In addition, the exchange agent must receive the certificates representing the original notes prior to the expiration date.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account.

We will determine in our sole discretion all questions as to the validity, form and eligibility of original notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular original note not properly tendered, or any acceptance that might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any conditions of the exchange offer as applicable to all original notes prior to the expiration date. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original note prior to the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular original note either before or after the expiration date shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time. None of us, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

By tendering, each holder represents to us that:

•	the holder is not an affiliate of Arch Coal (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering notes acquired directly from us for its own account;

•	the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder; and

•	neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

However, each holder who is our “affiliate” (within the meaning of the Securities Act) who intends to participate in the exchange offer for the purpose of distributing the exchange notes or a broker-dealer (within the meaning of the Securities Act) that acquired original notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the exchange notes:

•	will not be able to rely on the applicable interpretation by the staff of the SEC set forth in the applicable no-action letters;

•	will not be able to tender its original notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. However, a broker-dealer may be a statutory underwriter. See “Plan of Distribution.”

Furthermore, any broker-dealer that acquired any of its original notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991), and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

By delivering an agent’s message, a beneficial owner (whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) or holder will be deemed to have irrevocably appointed the exchange agent as its agent and attorney-in-fact (with full knowledge that the exchange agent is also acting as an agent for us in connection with the exchange offer) with respect to the original notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such original notes, in accordance with the terms and conditions of the exchange offer.

Each beneficial owner or holder will also be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the original notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such original notes, free and clear of all liens, restrictions, charges and encumbrances, and that the original notes tendered are not subject to any adverse claims or proxies. Each beneficial owner and holder, by tendering its original notes, also agrees that it will comply with its obligations under the registration rights agreement.

Guaranteed Delivery Procedures

Holders who wish to tender their original notes and

•	whose original notes are not immediately available;

•	who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or

•	who cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer,

may effect a tender if:

•	the tender is made by or through an “eligible guarantor institution;”

•	prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent receives from such “eligible guarantor institution” a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the original notes, the certificate number or numbers of such original notes and the principal amount of original notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, a letter of transmittal, or facsimile thereof or agent’s message in lieu of such letter of transmittal, together with the certificate(s) representing the original notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	a properly completed and duly executed letter of transmittal (or facsimile thereof) together with the certificate(s) representing all tendered original notes in proper form for transfer, or an agent’s message in the case of delivery by book-entry transfer, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered, unless we terminate the exchange offer because of the non-satisfaction of conditions. We will issue the exchange notes as soon as practicable after acceptance of the original notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice. See “— Conditions to the Exchange Offer” below for a discussion of the conditions that must be satisfied before we accept any original notes for exchange.

For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the original notes, from July 31, 2009. Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original notes.

In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of an agent’s message and a timely confirmation of the book-entry transfer of the original notes into the exchange agent’s account at DTC.

Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes. The non-exchanged original notes will be credited to an account maintained with DTC as promptly as practicable after the expiration of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The transmission of the original notes and agent’s message to DTC and delivery by DTC to and receipt by the exchange agent of the related agent’s message will be deemed to be a valid tender.

Exchanging Book-Entry Notes

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s Automated Tender Offer Program, or ATOP, procedures to tender original notes. Any participant in the book-entry transfer facility may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer such original notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the original notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering original notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the exchange offer as described in this prospectus, and that we may enforce such terms against such participant.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of a tender of original notes to be effective, the exchange agent must receive a valid withdrawal request through ATOP from the tendering DTC participant before the expiration date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related original notes in order that such bonds may be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered. Any original notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. The original notes will be credited to an account maintained with DTC for the original notes. The original notes will be credited to the DTC account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following the procedures described under the heading “— Procedures for Tendering” above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time prior to the expiration date any of the following events occurs:

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	a change in applicable law prohibits the consummation of such exchange offer; or

•	any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes, which in our reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and about which change or development it makes a public announcement.

All conditions will be deemed satisfied or waived prior to the expiration date unless we assert them prior to the expiration date. The foregoing conditions to the exchange offer are for our sole benefit, and we may assert them prior to the expiration date regardless of the circumstances giving rise to any of these conditions, or we may waive them prior to the expiration date in whole or in part in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if at the time the original notes are tendered any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part. We are required to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

Exchange Agent

We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus or the related letter of transmittal and notice of guaranteed delivery to the exchange agent addressed as follows:

Delivery To:
U.S. Bank National Association
By Hand, Registered or Certified Mail, or Overnight Courier:
U.S. Bank National Association
Attention: Specialized Finance
60 Livingston Avenue
Mail Station — EP-MN-WS2N
St. Paul, Minnesota 55107-2292

By Facsimile: (651) 495-8158
Confirm By Telephone: (800) 934-6802

All other questions should be addressed to Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attn. Robert G. Jones.

Fees and Expenses

The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by our officers and regular employees and by persons so engaged by the exchange agent.

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange notes in accordance with accounting principles generally accepted in the United States of America.

Transfer Taxes

We will pay all transfer taxes, if any in connection with the exchange of original notes for exchange notes in the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the record holder or any other person, if we are instructed to register exchange notes in the name of, or requested to return any original notes not tendered or not accepted in the exchange offer to, a person other than the registered tendering holder.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of original notes who do not exchange their original notes for exchange notes in the exchange offer will continue to be subject to the provisions in the indenture regarding transfer and exchange of the original notes and the restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Original note holders that do not exchange original notes for exchange notes in the exchange offer will no longer have any registration rights with respect to such notes.

Based on existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties unrelated to us, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the applicable interpretation of the staff of the SEC;

•	will not be able to tender its original notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

DESCRIPTION OF EXCHANGE NOTES

Arch Coal issued the original notes and will issue the exchange notes offered hereby (the “Notes”) under an Indenture dated as of July 31, 2009 (as supplemented through the date of this prospectus, the “Indenture”), among Arch Coal, the Guarantors and U.S. Bank National Association, as trustee. The Indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The Indenture complies with the Trust Indenture Act of 1939. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

On July 31, 2009, Arch Coal issued $600.0 million aggregate principal amount of original notes under the Indenture. The terms of the exchange notes will be identical in all material respects to the terms of the original notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the original notes for exchange notes. U.S. Bank National Association, as trustee, will authenticate and deliver exchange notes for original issue in exchange for a like principal amount of original notes. The exchange notes and any original notes that remain outstanding after the consummation of the exchange offer will be treated as a single series of notes under the Indenture, including for purposes of determining whether the required percentage of holders have given their approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders. Accordingly, all references in this “Description of Exchange Notes” to specified percentages in aggregate principal amounts of outstanding Notes shall be deemed to mean at any time after the exchange offer is consummated that percentage in aggregate principal amount of the original notes and exchange notes then outstanding. For purposes of this description, references to the “Notes” include the exchange notes and the original notes that remain outstanding after the consummation of the exchange offer.

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, “Arch Coal” refers only to Arch Coal, Inc. and not to any of its subsidiaries.

You are encouraged to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as a holder of the Notes. Copies of the Indenture and the Registration Rights Agreement are available upon request to Arch Coal at the address indicated under “Where You Can Find More Information.”

Brief Description of Notes and the Guarantees

The Notes

The Notes will:

•	be Arch Coal’s general unsecured obligations;

•	mature on August 1, 2016;

•	subject to Arch Coal’s ability to issue additional notes under certain circumstances;

•	rank equally in right of payment with any and all of Arch Coal’s existing and future Debt that is not subordinated in right of payment to the Notes;

•	be structurally subordinated to all existing and future Debt of Subsidiaries of Arch Coal that do not provide Note Guarantees, including the Arch Western Notes, the commercial paper program and the accounts receivable securitization program;

•	be effectively subordinated to all existing and future secured Debt of Arch Coal to the extent of the assets securing such Indebtedness, including Debt under the Credit Agreement;

•	rank senior in right of payment with any and all of Arch Coal’s future Debt that is subordinated in right of payment to the Notes; and

•	be initially guaranteed on a senior basis by the Subsidiaries of Arch Coal that guarantee the repayment of Debt under the Credit Agreement.

The Note Guarantees

Each Note Guarantee will:

•	be a general unsecured obligation of the Guarantor that granted such Note Guarantee;

•	be effectively subordinated to all existing and future secured Debt of such Guarantor to the extent of the assets securing such Debt, including Debt of the Guarantors with respect to the Credit Facility;

•	rank equally in right of payment with any and all of such Guarantor’s existing and future Debt that is not subordinated in right of payment to its Guarantee; and

•	rank senior in right of payment to any and all of such Guarantor’s future Debt that is subordinated in right of payment to its Guarantee.

General

As of December 31, 2009:

•	Arch Coal had $1.8 million of indebtedness outstanding on a consolidated basis (excluding an intercompany note in an outstanding amount of $1.5 billion which is held by Arch Western and pledged for the benefit of the holders of the $950.0 million aggregate principal amount of Arch Western Notes);

•	on a combined basis, the Guarantors had no outstanding indebtedness other than the Note Guarantees, the guarantees and guarantees under the Credit Agreement; and

•	on a combined basis, the Subsidiaries that have not guaranteed the Notes had (i) total Debt of $1,088.2 million, consisting of the Arch Western Notes, commercial paper borrowings of Arch Western Resources, LLC and borrowings under Arch Receivable Company, LLC’s securitization program, (ii) $1.7 billion of total liabilities and (iii) total assets of $2.0 billion, excluding the intercompany note in the outstanding amount of $1.5 billion which is held by Arch Western and pledged for the benefit of the holders of the $950.0 million aggregate principal amount of Arch Western Notes.

Not all of Arch Coal’s Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will be required to repay financial and trade creditors before distributing any assets to Arch Coal or a Guarantor. For the year ended December 31, 2009, the non-guarantor Subsidiaries generated 64.1% of Arch Coal’s consolidated revenues.

Under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” Arch Coal will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Arch Coal’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Arch Coal’s Unrestricted Subsidiaries will not guarantee the Notes.

Holding Company Structure

Arch Coal is a holding company for its Subsidiaries with no material operations of its own and only limited assets. Accordingly, Arch Coal is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Principal, Maturity and Interest

Arch Coal is issuing up to $600.0 million aggregate principal amount of Notes in this exchange offer. In addition, subject to compliance with the limitations contained in the Indenture and described under “— Certain Covenants — Limitation on Debt,” Arch Coal may in the future issue an unlimited principal amount of additional Notes from time to time after this exchange offer under the same Indenture (the “Additional Notes”) without the consent of the Holders. Any Additional Notes that Arch Coal issues in the future will be identical in all respects to the Notes and will form a single series with the Notes, except that Additional Notes issued in the future will have different issuance dates, may have different issuance prices and may not be fungible for trading purposes with the Notes. Arch Coal will issue Notes only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000.

The Notes will mature on August 1, 2016.

Interest on the Notes will accrue at a rate of 8.750% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 2010. Arch Coal will pay interest to those persons who were Holders of record on the January 15 or July 15 immediately preceding each interest payment date. Interest on the Notes will accrue from the Issue Date or, if interest has already been paid, from the date of the last interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Note Guarantees

The Notes will initially be guaranteed by each Subsidiary of Arch Coal that guarantees Debt under the Credit Agreement, consisting of substantially all of Arch Coal’s Subsidiaries other than Arch Western and its Subsidiaries. The Indenture also requires that each existing and future Restricted Subsidiary that is not otherwise a Guarantor that guarantees any other Debt of Arch Coal or any of its Guarantors guarantees the Notes.

Each of the Guarantors will unconditionally guarantee, on a joint and several basis with all other Guarantors, all of Arch Coal’s obligations under the Notes, including its obligations to pay principal, interest, and premium, if any, with respect to the Notes. The Note Guarantees will be general unsecured obligations of the Guarantors and rank pari passu with all existing and future Debt of the Guarantors that is not, by its terms, expressly subordinated in right of payment to the Guarantees. The obligations of each Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors — Risks Related to the Exchange Notes — Federal and state fraudulent conveyance laws permit a court to void the notes and guarantees, and if that occurs, you may not recover payment on the notes.” Each Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP. Except as provided in “Certain Covenants — Limitation on Asset Sales,” Arch Coal will not be restricted from selling or otherwise disposing of any of the Guarantors.

The Indenture provides that:

(i) in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of the Capital Stock of any Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, such Guarantor will be released and relieved of any obligations under its Guarantee; provided that the Net Available Cash from such sale or other disposition is applied in accordance with the applicable provisions of the Indenture. See “Certain Covenants — Limitation on Asset Sales;”

(ii) upon the release or discharge of the Guarantee of the Credit Agreement or the Guarantee of a Guarantor that resulted in the creation of the Note Guarantee of such Guarantor, except a discharge or release by or as a result of payment under such other Guarantee, such Guarantor will be released and relieved of any obligations under its Note Guarantee;

(iii) upon the designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee; and

(iv) upon the satisfaction and discharge of the Indenture as described under “— Satisfaction and Discharge,” or upon the defeasance of the Indenture as described under “— Defeasance,” each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Optional Redemption

Except as set forth in the following two paragraphs, the Notes will not be redeemable at the option of Arch Coal prior to August 1, 2013. Starting on that date, Arch Coal may redeem all or any portion of the Notes, at once or over time, upon not less than 30 nor more than 60 days’ prior notice. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on August 1 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price

2013	104.375%
2014	102.188%
2015 and thereafter	100.000%

In addition, at any time and from time to time, prior to August 1, 2012, Arch Coal may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 108.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Arch Coal or any of its Subsidiaries). Any such redemption shall be made within 90 days after the date of the closing of such Public Equity Offering.

At any time prior to August 1, 2013, Arch Coal may, at its option, on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the date of redemption, and, without duplication, accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Sinking Fund; Open Market Purchases

There will be no mandatory redemption or sinking fund payments for the Notes. Arch Coal may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control, unless Arch Coal has previously or concurrently mails a redemption notice with respect to all outstanding Notes as described under “— Optional Redemption,” each Holder of Notes shall have the right to require Arch Coal to repurchase all or any part of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the repurchase date is after a record date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Note is registered at the close of business on that record date, and no additional interest will be payable to Holders whose Notes shall be subject to repurchase.

Within 30 days following any Change of Control, Arch Coal shall:

(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the Trustee, to each Holder of Notes, at such Holder’s address appearing in the Security Register, a notice stating:

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all Notes timely tendered will be accepted for payment;

(2) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

(4) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

Arch Coal will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Arch Coal and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Arch Coal will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Arch Coal will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

Arch Coal has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to certain covenants described below, Arch Coal could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect its capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of the Property of Arch Coal and its Restricted Subsidiaries, considered as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if Arch Coal and its Restricted Subsidiaries, considered as a whole, dispose of less than all of this Property by any of the means described above, the ability of a Holder of Notes to require Arch Coal to repurchase its Notes may be uncertain. In such a case, Holders of the Notes may not be able to resolve this uncertainty without resorting to legal action. In addition, Holders of Notes may not be entitled to require Arch Coal to repurchase their Notes in certain circumstances involving a significant change in the composition of the Board of Directors of Arch Coal, including in connection with a proxy contest, where Arch Coal’s Board of Directors does not endorse a dissident slate of directors but approves them for purposes of the Indenture.

The Credit Agreement provides that such debt be repaid upon the occurrence of certain events that would constitute a Change of Control under the Credit Agreement. Future Debt of Arch Coal may contain similar provisions. In addition, Arch Coal’s ability to pay cash to Holders of Notes upon a repurchase may be limited by Arch Coal’s then existing financial resources. Arch Coal cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Arch Coal’s failure to repurchase Notes in connection with a Change of Control would result in a default under the Indenture. Such a default could, in turn, constitute a default under other debt of Arch Coal and its Subsidiaries. Arch Coal’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes. See “— Amendments and Waivers.”

Certain Covenants

Covenant Termination.  Set forth below are summaries of certain covenants that are contained in the Indenture. Upon the first date that:

(a) the Notes have Investment Grade Ratings from both Rating Agencies; and

(b) no Default or Event of Default has occurred and is continuing under the Indenture,

Arch Coal and its Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

•	‘‘— Limitation on Debt;”

•	‘‘— Limitation on Restricted Payments;”

•	‘‘— Limitation on Asset Sales;”

•	‘‘— Limitation on Restrictions on Distributions from Restricted Subsidiaries;”

•	‘‘— Limitation on Transactions with Affiliates;”

•	clause (a) (1) and (b) of “— Limitation on Sale and Leaseback Transactions;”

•	‘‘— Designation of Restricted and Unrestricted Subsidiaries;” and

•	clause (e) of the first paragraph of “— Merger, Consolidation and Sale of Property.”

As a result, the Notes will be entitled to substantially less protection from and after the date of termination of the covenants.

Limitation on Debt.  Arch Coal shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

(1) such Debt is Debt of Arch Coal or a Guarantor, and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, Consolidated Interest Coverage Ratio of Arch Coal would be at least 2.0 to 1.0, or

(2) such Debt is Permitted Debt.

The term “Permitted Debt” is defined to include the following:

(a) Debt under Credit Facilities (including, without limitation, the Incurrence of Guarantees thereof) in an aggregate amount at any one time outstanding pursuant to this clause (a) not to exceed the greater of (i) $860.0 million, less the aggregate amount of all Net Available Cash from Asset Sales applied by Arch Coal or any Restricted Subsidiary to Repay any such Debt pursuant to the covenant described below under the caption “— Limitation on Asset Sales” and (ii) 20% of Consolidated Net Tangible Assets;

(b) Debt of Arch Coal evidenced by the Notes issued on the Issue Date and the Note Guarantees thereof and any Exchange Notes issued in this offering in respect of such Notes and the related Note Guarantees thereof;

(c) Debt of Arch Western evidenced by the Arch Western Notes in an aggregate principal amount not to exceed $950.0 million and the Guarantees thereof by Arch Western and its Subsidiaries;

(d) Debt of Arch Coal or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt; provided that the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (d) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (d)) does not exceed, at any one time outstanding, 7% of Consolidated Net Tangible Assets;

(e) Debt of Arch Coal owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by Arch Coal or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except the Arch Coal Notes, to Arch Coal or a Restricted Subsidiary or any pledge of such Debt constituting a Permitted Lien) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(f) Debt under Interest Rate Agreements entered into by Arch Coal or a Restricted Subsidiary in the ordinary course of business;

(g) Debt under Currency Exchange Protection Agreements entered into by Arch Coal or a Restricted Subsidiary in the ordinary course of business;

(h) Debt under Commodity Price Protection Agreements entered into by Arch Coal or a Restricted Subsidiary in the ordinary course of business;

(i) Debt in connection with one or more standby letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, surety bonds, completion guarantees or other similar bonds and obligations, including self-bonding arrangements, issued by Arch Coal or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

(j) Debt of Arch Coal or any Restricted Subsidiary under one or more unsecured commercial paper facilities in an aggregate amount pursuant to this clause (j) (including all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (j)) not to exceed $100.0 million at any one time outstanding;

(k) Debt of Arch Coal or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (j) above or (l) through (s) below;

(l) other Debt of Arch Coal or any Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $175.0 million;

(m) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (b), (c), (d), (j), (k), and this clause (m);

(n) Debt consisting of installment payment obligations to any federal or state governmental agency in connection with the acquisition of coal leases or oil, gas or other real property interests in the ordinary course of business;

(o) Debt Incurred by Arch Coal or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Arch Coal or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by Arch Coal or any Restricted Subsidiary thereof in connection with such disposition;

(p) Debt Incurred by Arch Coal or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished within five business days of its Incurrence;

(q) Debt Incurred by Arch Coal to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(r) Debt of a Receivables Subsidiary in respect of a Receivables Facility, which is non-recourse to Arch Coal or any other Restricted Subsidiary in any way other than Standard Securitization Undertakings;

(s) Debt of Persons that are acquired by Arch Coal or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Debt is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, that, after giving effect to such acquisition and the Incurrence of such Debt, Arch Coal would be permitted to Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant.

Notwithstanding anything to the contrary contained in this covenant, accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this covenant.

For purposes of determining compliance with this covenant in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (s) above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this covenant, Arch Coal shall, in its sole discretion, classify, and may later reclassify, such item of Debt in any manner that complies with this covenant. Notwithstanding the foregoing, Debt under the Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (a) of the definition of Permitted Debt and Debt under Arch Western’s existing commercial paper facility outstanding on the Closing Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (j) of the definition of Permitted Debt.

Limitation on Restricted Payments.  Arch Coal shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing;

(b) Arch Coal could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt;” or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(1) 50% of the aggregate amount of Consolidated Net Income of Arch Coal accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or if the aggregate amount of Consolidated Net Income of Arch Coal for such period shall be a deficit, minus 100% of such deficit), plus

(2) 100% of the Capital Stock Sale Proceeds, plus

(3) the sum of:

(A) the aggregate net cash proceeds received by Arch Coal or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Arch Coal, and

(B) the aggregate net cash proceeds received by Arch Coal from the issuance and sale after the Issue Date of Debt of Arch Coal or any Restricted Subsidiary that has been converted or exchanged for Capital Stock (other than Disqualified Stock) of Arch Coal, excluding, in the case of clause (A) or (B):

(x) any such Debt issued or sold to Arch Coal or a Subsidiary of Arch Coal or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by Arch Coal or any Restricted Subsidiary upon any such conversion or exchange;

plus

(4) an amount equal to the sum of:

(A) the net reduction in Investments in any Person other than Arch Coal or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to Arch Coal or any Restricted Subsidiary from such Person, and

(B) the portion (proportionate to Arch Coal’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary of Arch Coal at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by Arch Coal or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing limitation, Arch Coal may:

(a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(b) make Restricted Payments in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Arch Coal (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Arch Coal or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees); provided, however, that

(1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c) (2) above;

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d) repurchase shares of, or options to purchase shares of, common stock of Arch Coal or any of its Subsidiaries from current or former officers, directors or employees of Arch Coal or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that: (1) the aggregate amount of such repurchases shall not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years subject to a maximum of $10.0 million in any calendar year) and (2) at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments;

(e) so long as no Default or Event of Default has occurred and is continuing and Arch Western is a limited liability company, make distributions to the ARCO Member (as defined in the LLC Agreement), with respect to any period after September 30, 2009, not to exceed the Tax Amount allocated to such member under the LLC Agreement for such period; provided, however, that such distributions shall be excluded in the calculation of the amount of Restricted Payments;

(f) so long as no Default or Event of Default has occurred and is continuing, make distributions of the Preferred Return (as defined in the LLC Agreement) to the ARCO Member (as defined in the LLC Agreement) pursuant to the LLC Agreement in effect on the Issue Date; provided, however, that such distribution pursuant to this clause (f) shall not exceed $100,000 per year and shall be excluded in the calculation of the amount of Restricted Payments;

(g) pay cash in lieu of fractional Capital Stock pursuant to the exchange or conversion of any exchangeable or convertible securities; provided, however, that such payment shall not be for the purpose of evading the limitation of this covenant (as determined by the Board of Director in good faith); provided further, however, that such payments will be included in the calculation of the amount of Restricted Payments;

(h) repurchase of Capital Stock deemed to occur upon the exercise of options, warrants or other securities convertible into or exchangeable for Capital Stock of Arch Coal to the extent that such Capital Stock represents all or a portion of the exercise price thereof; provided, however, that such repurchase will be excluded in the calculation of the amount of Restricted Payments;

(i) declare and pay dividends to holders of any class or series of Disqualified Stock of Arch Coal or any Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, in each case issued in accordance with the covenant described under “— Limitation on Debt;” provided, however, that 50% of such dividends shall be included in the calculation of the amount of Restricted Payments;

(j) declare and pay dividends on Arch Coal’s common stock not to exceed an annual rate of $0.36 per share (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the Issue Date so that the aggregate amount of dividends permitted after such transaction is the same as the amount permitted immediately prior to such transaction); provided however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments; and

(k) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $25.0 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (a) through (k) above, Arch Coal may, in its sole discretion, classify such Restricted Payment in any manner that complies with this covenant.

Limitation on Liens.

Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or any Note Guarantee will be secured by such Lien equally and ratably with all other Debt of Arch Coal or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien; provided, however, that if such Debt is expressly subordinated to the Notes or any Note Guarantee, the Lien securing such Debt will be subordinated and junior to the Lien securing the Notes or such Note Guarantee, as the case may be, with the same relative priority as such Debt has with respect to the Notes or such Note Guarantee.

Limitation on Asset Sales.

Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) Arch Coal or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b) at least 75% of the consideration paid to Arch Coal or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Cash Equivalents or Additional Assets or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(i) any liabilities of Arch Coal or any Restricted Subsidiary (other than contingent liabilities, liabilities that are by their terms subordinated to the Notes or the Note Guarantees or liabilities to the extent owed to Arch Coal or any Subsidiary of Arch Coal) that are assumed by the transferee of any Property or Capital Stock, as applicable, to the extent that Arch Coal and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

(ii) any securities, notes or other obligations received by Arch Coal or any such Restricted Subsidiary from such transferee that are converted by Arch Coal or such Restricted Subsidiary into cash within 180 days of receipt (to the extent of the cash received in that conversion).

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by Arch Coal or a Restricted Subsidiary to the extent Arch Coal or such Restricted Subsidiary elects (or is required by the terms of any Debt) to:

(a) Repay any secured Debt of the Company or a Restricted Subsidiary (other than Subordinated Obligations), any Debt of a Restricted Subsidiary that is not a Guarantor (other than Debt owed to Arch Coal or another Restricted Subsidiary) or any Debt under the Credit Agreement; or

(b) make a capital expenditure or reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Arch Coal or another Restricted Subsidiary).

Any Net Available Cash from an Asset Sale (other than an Asset Sale consisting of all of the Capital Stock of Canyon Fuel or Mountain Coal Company, L.L.C.) not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash (provided that such 365 day period shall be extended with respect to Net Available Cash received by Arch Western or its Restricted Subsidiaries until the consummation of any asset sale prepayment offer required to be made pursuant to the Arch Western Notes Indenture or any agreement governing Permitted Refinancing Debt in respect thereof) or that is not segregated from the general funds of Arch Coal for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute “Excess Proceeds;” provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.” Any Net Available Cash from an Asset Sale consisting of all of the Capital Stock of Canyon Fuel Company, LLC or Mountain Coal Company, L.L.C. not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash shall be segregated from the general funds of Arch Coal and invested in cash or Cash Equivalents pending application in accordance with the preceding paragraph. Subject to the foregoing, Arch Coal or such Restricted Subsidiary may apply the Net Available Cash to temporarily reduce Debt outstanding under a revolving credit facility or otherwise invest such Net Available

Cash in any manner not prohibited by the Indenture pending the final application of the Net Available Cash pursuant to this covenant.

When the aggregate amount of Excess Proceeds (including income earned on such Excess Proceeds) exceeds $50.0 million (or earlier at Arch Coal’s option, in which case Excess Proceeds shall be deemed to include any Net Available Cash Arch Coal elects to include in such repurchase offer), Arch Coal will be required to make an offer to repurchase (the “Prepayment Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with the Indenture, Arch Coal or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” shall mean the product of:

(a) the Excess Proceeds and (b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of Arch Coal outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring Arch Coal to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.

Within five business days after Arch Coal is obligated to make a Prepayment Offer as described in the preceding paragraph, Arch Coal shall send a written notice, by first-class mail, to the Holders of Notes, accompanied by such information regarding Arch Coal and its Subsidiaries as Arch Coal in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

Arch Coal will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Arch Coal will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries.  Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to Arch Coal or any other Restricted Subsidiary;

(b) make any loans or advances to Arch Coal or any other Restricted Subsidiary; or

(c) transfer any of its Property to Arch Coal or any other Restricted Subsidiary.

The foregoing limitations will not apply:

(1) with respect to clauses (a), (b) and (c), to restrictions:

(A) in effect on the Issue Date (including, without limitation, restrictions pursuant to the Arch Western Notes and the Arch Western Notes Indenture, the LLC Agreement, the Credit Agreement, the Notes and the Indenture);

(B) relating to Debt of a Restricted Subsidiary of Arch Coal and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Arch Coal;

(C) that result from any amendment, restatement, renewal or replacement of an agreement referred to in clause (1) (A) or (B) above or in clause (2) (A) or (B) below, provided such restrictions are not materially more restrictive, taken as a whole, than those under the agreement evidencing the Debt so Refinanced;

(D) existing under, or by reason of or with respect to applicable law, rule, regulation or order of any governmental authority;

(E) on cash or other deposits or net worth imposed by customers or required by insurance surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(F) relating to Debt of a Receivables Subsidiary or other contractual requirements of a Receivables Subsidiary in connection with a Receivables Facility; provided that such restrictions only apply to such Receivables Subsidiary or the receivables which are subject to the Receivables Facility;

(G) with respect to any Person or the Property of a Person acquired by Arch Coal or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in anticipation of such acquisition, which restriction is not applicable to any Person or the Property of any Person, other than the Person, or the Property of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(H) contained in customary provisions in asset sale agreements limiting the transfer of such Property or distributions or loans from the Property to be sold pending the closing of such sale;

(I) contained in customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interest in, or assets of, such partnership, limited liability company, joint venture or similar Person; and

(J) contained in agreements or instruments governing the Debt of a Restricted Subsidiary; provided that such restrictions contained in any agreement or instrument will not materially affect the Arch Coal’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Board of Directors or the senior management of Arch Coal); and

(2) with respect to clause (c) only, to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes pursuant to the covenants described under “— Limitation on Debt” and “— Limitation on Liens” that limit the right of the debtor to dispose of the Property securing such Debt;

(B) resulting from customary provisions restricting subletting, assignment or transfer of any property or asset that is subject to a lease, license, sub-license or similar contract or customary provisions in other agreements that restrict assignment or transfer of such agreements or rights thereunder; or

(C) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

Limitation on Transactions with Affiliates.  Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of Arch Coal (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are not materially less favorable to Arch Coal or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Arch Coal;

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; provided, however, if there are no disinterested members of the Board of Directors, Arch Coal shall receive a written opinion from an Independent Financial Advisor described in clause (c) below; and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $100.0 million, Arch Coal obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Arch Coal or such Restricted Subsidiary or that such Affiliate Transaction is not materially less favorable to Arch Coal or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of Arch Coal.

Notwithstanding the foregoing limitation, Arch Coal or any Restricted Subsidiary may enter into or suffer to exist the following:

(a) any transaction or series of transactions between Arch Coal and one or more Restricted Subsidiaries, or among Restricted Subsidiaries;

(b) any Restricted Payment permitted to be made pursuant to the first paragraph of the covenant described under “— Limitation on Restricted Payments” or Permitted Investments (other than pursuant to clause (b), (c), (j) or (k) of such definition);

(c) the payment of compensation (including amounts paid pursuant to employment and related agreements and employee benefit plans) for the personal services of officers, directors and employees of Arch Coal or any of its Restricted Subsidiaries;

(d) loans and advances to employees made in the ordinary course of business permitted by law and consistent with the past practices of Arch Coal or such Restricted Subsidiary;

(e) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary consistent with applicable charter, bylaw or statutory provisions;

(f) agreements in effect on the Issue Date and any modifications, extensions or renewals thereto that are not materially less favorable to Arch Coal or any Restricted Subsidiary than such agreements as in effect on the Issue Date;

(g) pledges of Capital Stock of Unrestricted Subsidiaries for the benefit of lenders to such Unrestricted Subsidiaries; and

(h) any transaction with a Receivables Subsidiary as part of a Receivables Facility and otherwise in compliance with the Indenture that are fair to Arch Coal or its Restricted Subsidiaries or not less favorable to Arch Coal or its Restricted Subsidiaries than those that might be obtained at the time with Persons that are not Affiliates of Arch Coal (as determined in good faith by the Board of Directors).

Limitation on Sale and Leaseback Transactions.  Arch Coal shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a) Arch Coal or such Restricted Subsidiary would be entitled to:

(1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitation on Debt;” and

(2) create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Note Guarantee pursuant to the covenant described under “— Limitation on Liens;” and

(b) such Sale and Leaseback Transaction is effected in compliance with the covenant described under “— Limitation on Asset Sales.”

Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation (which would constitute an Investment in such Subsidiary) would not result in a breach of the covenant described under “— Limitation on Restricted Payments” or otherwise cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Arch Coal and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation as set forth under the definition of “Investment” and will reduce the amount available for Restricted Payments under the first paragraph of the “— Limitation on Restricted Payments” covenant or Permitted Investments, as determined by Arch Coal. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors may also designate any Subsidiary of Arch Coal to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, Arch Coal or any other Restricted Subsidiary and is not required to be a Guarantor pursuant to the Indenture; and

(b) either:

(1) the Subsidiary to be so designated has total assets of $1,000,000 or less; or

(2) such designation is effective immediately upon such entity becoming a Subsidiary of Arch Coal.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Arch Coal will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

In addition, neither Arch Coal nor any of its Restricted Subsidiaries shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary) except for a pledge of the Capital Stock of any Unrestricted Subsidiary for the benefit of such holders.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) Arch Coal could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation by the Board of Directors will be evidenced by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:

(a) certifies that such designation or redesignation complies with the foregoing provisions; and

(b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of Arch Coal in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of Arch Coal’s fiscal year, within 90 days after the end of such fiscal year).

Guarantees by Restricted Subsidiaries.  Arch Coal shall not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to Guarantee or secure the payment of any other Debt of Arch Coal or any other Guarantor unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Note Guarantee of the payment of the Notes by such Restricted Subsidiary; provided that this paragraph shall not be applicable to:

(i) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(ii) any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds or letters of credit or bankers’ acceptances or coal sales contracts; or

(iii) Permitted Liens.

If the Guaranteed Debt is a Subordinated Obligation, the Guarantee of such Guaranteed Debt must be subordinated in right of payment to the Note Guarantee to at least the extent that the Guaranteed Debt is subordinated to the Notes or the applicable Note Guarantee.

Merger, Consolidation and Sale of Property

Arch Coal shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary of Arch Coal into Arch Coal) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) Arch Coal is the Surviving Person or the Surviving Person (if other than Arch Coal) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; provided that at any time the Surviving Person is a partnership or a limited liability company, there shall be a co-issuer of the Notes that is a corporation that also satisfies the requirements of this covenant;

(b) the Surviving Person (if other than Arch Coal) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of the Indenture and the Notes;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, at least $1.00 of additional Debt would be able to be Incurred under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt;” and

(f) Arch Coal shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

Arch Coal shall not permit any Guarantor to consolidate with or merge with or into any Person or sell, assign, transfer, convey or otherwise dispose of, all or substantially all of its assets, in one or more related transactions, to any Person unless Arch Coal has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that the transaction complies with the following conditions and each of the following conditions is satisfied:

(a) the other Person is Arch Coal or any Wholly Owned Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(b) (1) either (x) the Guarantor shall be the Surviving Person or (y) the entity formed by such consolidation or into which the Guarantor is merged, expressly assumes, by a Guarantee or a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such surviving Person the due and punctual performance and observance of all the obligations of such Guarantor under the Note Guarantee; and

(2) the Surviving Person, if other than the Guarantor, is a corporation or limited liability company organized under the laws of the United States, any state thereof or the District of Columbia and immediately after giving effect to the transaction and any related Incurrence of Debt of, no Default or Event of Default shall have occurred and be continuing; or

(c) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to another Guarantor) and at the time of such transaction after giving pro forma effect thereto, the provisions of clause (d) of the first paragraph of this covenant would be satisfied, the transaction is otherwise permitted by the Indenture.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of Arch Coal under the Indenture (or of the Guarantor under the Note Guarantee, as the case may be), but Arch Coal, in the case of:

(a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of Arch Coal as an entirety or virtually as an entirety); or

(b) a lease, shall not be released from any of the obligations or covenants under the Indenture.

Payments for Consents

Arch Coal will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the

Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

Notwithstanding that Arch Coal may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Arch Coal shall file with the Commission and provide the Trustee and Holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed with the Commission and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that Arch Coal shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that Arch Coal will be required to provide to the Trustee and the Holders of Notes any such information, documents or reports that are not are so filed.

Events of Default

Events of Default in respect of the Notes include:

(1) failure to make the payment of any interest (including any Special Interest) on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) failure to comply with the covenant described under “— Repurchase at the Option of Holders Upon a Change of Control,” “— Certain Covenants — Limitations on Asset Sales” and “— Merger, Consolidation and Sale of Property;”

(4) failure to comply with any other covenant or agreement in the Notes, the Indenture or the Note Guarantees (other than a failure that is the subject of the foregoing clause (1), (2) or (3)), and such failure continues for 60 days after written notice is given to Arch Coal as provided below;

(5) a default under any Debt by Arch Coal or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $40.0 million or its foreign currency equivalent at the time (the “cross acceleration provisions”);

(6) any judgment or judgments for the payment of money in an aggregate amount in excess of $40.0 million (or its foreign currency equivalent at the time) that shall be rendered against Arch Coal or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(7) certain events involving bankruptcy, insolvency or reorganization of Arch Coal, any Guarantor or any other Significant Subsidiary (the “bankruptcy provisions”); and

(8) any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under any Note Guarantee.

A Default under clause (4) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify Arch Coal of the Default and Arch Coal does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Arch Coal shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action is being taken or proposed to be taken with respect thereto.

If an Event of Default with respect to the Notes (other than an Event of Default resulting from the bankruptcy provisions) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting the bankruptcy provisions shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) under the first paragraph above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default or failure to make payment triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Arch Coal or a Restricted Subsidiary or waived by the holders of the relevant Debt within 20 days after the declaration of acceleration of the Notes with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

No Holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b) the registered Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee; and

(c) the Trustee shall not have received from the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

Amendments and Waivers

Subject to certain exceptions, Arch Coal and the Trustee with the consent of the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) may amend the Indenture and the Notes or the Note Guarantees and the registered Holders of at least a majority in aggregate principal amount of the Notes outstanding may waive any past default or compliance with any provisions of the Indenture, the Notes or the

Note Guarantees (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder of an outstanding Note). However, without the consent of each Holder of an outstanding Note, no amendment may, among other things,

(1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(2) reduce the rate of, or extend the time for payment of, interest on any Note;

(3) reduce the principal of, or extend the Stated Maturity of, any Note;

(4) make any Note payable in money other than that stated in the Note;

(5) impair the right of any Holder of the Notes to receive payment of principal of, premium, if any, and interest, on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(6) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under “— Optional Redemption;”

(7) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(8) at any time after Arch Coal is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

(9) modify or change any provision of the Indenture affecting the ranking of the Notes or the Note Guarantees in a manner adverse to the Holders of the Notes; or

(10) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture other than in accordance with the provisions of the Indenture, or amend or modify any provision relating to such release.

The Indenture and the Notes may be amended by Arch and the Trustee without the consent of any Holder of the Notes to:

(a) cure any ambiguity, omission, defect or inconsistency in any manner that is not adverse in any material respect to any Holder of the Notes;

(b) provide for the assumption by a Surviving Person of the obligations of Arch Coal under the Indenture;

(c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(d) add Note Guarantees with respect to the Notes or confirm and evidence the release, termination or discharge of any security or Note Guarantee when such release, termination or discharge is permitted by the Indenture;

(e) secure the Notes, add to the covenants of Arch Coal and the Restricted Subsidiaries for the benefit of the Holders of the Notes or surrender any right or power conferred upon Arch Coal;

(f) make any change that does not adversely affect the rights of any Holder of the Notes;

(g) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

(h) provide for the issuance of Additional Notes in accordance with the Indenture.

The consent of the Holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, Arch Coal is required to mail to each registered Holder of the Notes at such Holder’s address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

Arch Coal at any time may terminate all of its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. Arch Coal at any time may terminate:

(1) its obligations under the covenants described under “— Repurchase at the Option of Holders Upon a Change of Control” and “— Certain Covenants;”

(2) the operation of the cross acceleration provisions, the judgment default provisions and the bankruptcy provisions with respect to Significant Subsidiaries described under “— Events of Default” above; and

(3) the limitations contained in clause (e) under the first paragraph of “— Merger, Consolidation and Sale of Property” above (“covenant defeasance”).

Arch Coal may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If Arch Coal exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If Arch Coal exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under “— Certain Covenants”), (5), (6) or (7) (with respect only to Significant Subsidiaries) under “— Events of Default” above or because of the failure to comply with clause (e) under the first paragraph of “— Merger, Consolidation and Sale of Property” above.

The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) Arch Coal irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to maturity or redemption, as the case may be;

(b) Arch Coal delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

(c) 123 days pass after the deposit is made, and during the 123-day period, no Default described in clause (7) under “— Events of Default” occurs with respect to Arch Coal or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) such deposit does not constitute a default under any other agreement or instrument binding on Arch Coal or any of its Restricted Subsidiaries;

(f) Arch Coal delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) in the case of the legal defeasance option, Arch Coal delivers to the Trustee an Opinion of Counsel stating that:

(1) Arch Coal has received from the Internal Revenue Service a ruling, or

(2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

(h) in the case of the covenant defeasance option, Arch Coal delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(i) Arch Coal delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the Indenture.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Arch Coal) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation are to be called for redemption within one year and an irrevocable notice of redemption with respect thereto has been deposited with the Trustee or will become due and payable within one year and Arch Coal or a Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Arch Coal or any Guarantor is a party or by which Arch Coal or any Guarantor is bound;

(3) Arch Coal or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) Arch Coal has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, Arch Coal must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

The Indenture and the Notes are governed by the internal laws of the State of New York.

The Trustee

U.S. Bank National Association is the Trustee under the Indenture.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Additional Assets” means:

(a) any Property (other than cash, Cash Equivalent and securities) to be owned by Arch Coal or any of its Restricted Subsidiaries and used in a Permitted Business; or

(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Arch Coal or another Restricted Subsidiary from any Person other than Arch Coal or an Affiliate of Arch Coal; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

(b) any other Person who is a director or officer of:

(1) such specified Person;

(2) any Subsidiary of such specified Person; or

(3) any Person described in clause (a) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “— Certain Covenants — Limitation on Transactions with Affiliates” and “Limitation on Asset Sales” and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Arch Coal or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Applicable Premium” means with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of such Note on such redemption date; and

(2) the excess, if any, of (i) the present value at such redemption date of (A) the redemption price of such Note at August 1, 2013 (each such redemption price being set forth in the applicable table appearing above under the caption “— Optional Redemption”), plus (B) all required interest payments due on such

Note through August 1, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note.

“Arch Coal Notes” means all existing and future unsubordinated demand promissory notes issued by Arch Coal to Arch Western as consideration for loans and advances made by Arch Western to Arch Coal or any of its Affiliates (other than Arch Western or a Restricted Subsidiary of Arch Western) required to be issued and pledged for the benefit of the holders of the Arch Western Notes and any Permitted Refinancing Debt Incurred in respect thereof.

“Arch Western” means Arch Western Resource LLC and any successor thereto.

“Arch Western Notes” means the $950.0 million aggregate principal amount of 6 3/4% Senior Notes due 2013 issued by Arch Western Finance, LLC issued pursuant to the Arch Western Notes Indenture.

“Arch Western Notes Indenture” means the Indenture dated as of June 25, 2003 by and among Arch Western Finance, LLC, Arch Coal, Inc., Arch Western Resources, LLC, Arch of Wyoming, LLC, Mountain Coal Company L.L.C., Thunder Basin Coal Company L.L.C., and the Bank of New York, as trustee, pursuant to which the Arch Western Notes were issued, as amended to the Issue Date.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by Arch Coal or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares); or

(b) any other Property of Arch Coal or any of its Restricted Subsidiaries outside of the ordinary course of business of Arch Coal or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

(1) any disposition by a Restricted Subsidiary to Arch Coal or by Arch Coal or its Restricted Subsidiary to a Restricted Subsidiary;

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments;”

(3) any disposition effected in compliance with the first paragraph of the covenant described under “— Merger, Consolidation and Sale of Property;”

(4) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $50.0 million;

(5) a disposition of Cash Equivalents;

(6) a disposition of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7) a disposition of any property or equipment that has become damaged, worn out or obsolete;

(8) any disposition of accounts receivable and related assets or an interest therein pursuant to a Receivables Facility;

(9) the creation or perfection of a Lien not prohibited by the Indenture (but not the sale or other disposition of any asset subject to such Lien);

(10) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(11) the sale or other disposition (whether or not in the ordinary course of business) of coal properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations;” and

(b) in all other instances, the greater of:

(1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction; and

(2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

“Board of Directors” means the board of directors of Arch Coal.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “— Certain Covenants — Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership or limited liability company interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate proceeds, including cash and the Fair Market Value of Property other than cash, received by Arch Coal from the issuance or sale (other than to a Subsidiary of Arch Coal or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees) by Arch Coal of its Capital Stock (other than Disqualified Stock) or from a contribution to its common equity capital, in each case after the Issue Date, and net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale or contribution, as the case may be, and net of taxes paid or payable as a result thereof.

“Cash Equivalents” means any of the following:

(a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated “A-3” or “A−” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Arch Coal) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-l” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option; provided that:

(1) (the long-term debt of such state is rated “A-3” or “A−” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2) such obligations mature within 180 days of the date of acquisition thereof; and

(f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clause (a) through (e) of this definition.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Arch Coal (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of Arch Coal and its Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary of Arch Coal), shall have occurred; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of Arch Coal, was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

(d) the adoption of any plan of liquidation or dissolution of Arch Coal.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of Arch Coal and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(a) all intercompany items between Arch Coal and any Restricted Subsidiary or between Restricted Subsidiaries; and

(b) all current maturities of long-term Debt.

“Consolidated Interest Coverage Ratio” of a Person means, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA of such Person for the most recent four consecutive fiscal quarters for which internal financial statements are available to

(b) Consolidated Interest Expense of such Person for such four fiscal quarters;

provided, however, that:

(1) if

(A) since the beginning of such period such Person or any Restricted Subsidiary of such Person has Incurred any Debt that remains outstanding or Repaid any Debt or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if such Person or such Restricted Subsidiary of such Person had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2) if

(A) since the beginning of such period such Person or any Restricted Subsidiary of such Person shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary of such Person (or any Person which becomes a Restricted Subsidiary of such Person) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition; or

(C) since the beginning of such period any other Person (that subsequently became a Restricted Subsidiary of such Person or was merged with or into such Person or any Restricted Subsidiary of such Person since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any

Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary of such Person is sold during the period, such Person shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Consolidated Interest Expense” of a Person means, for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by such Person or its Restricted Subsidiaries,

(a) interest expense attributable to Capital Lease Obligations;

(b) amortization of debt discount and debt issuance cost, including commitment fees;

(c) capitalized interest;

(d) non-cash interest expense;

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing;

(f) net costs associated with Interest Rate Agreements (including amortization of fees);

(g) Disqualified Stock Dividends;

(h) Preferred Stock Dividends;

(i) interest Incurred in connection with Investments in discontinued operations;

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by such Person or any of its Restricted Subsidiaries; and

(k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” of a Person means, for any period, the net income (loss) of such Person and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any other Person (other than such Person) if such other Person is not a Restricted Subsidiary, except that:

(1) subject to the exclusion contained in clause (c) below, equity of such Person and its consolidated Restricted Subsidiaries in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such other Person during such period to such Person or its Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below), and

(2) the equity of such Person and its consolidated Restricted Subsidiaries in a net loss of any other Person for such period shall be included in determining such Consolidated Net Income to the extent such Person or any Restricted Subsidiary of such Person has actually contributed, lent or transferred cash to such other Person;

(b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to such Person, except that:

(1) subject to the exclusion contained in clause (c) below, the equity of such Person and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that is or could be dividend or distributed or otherwise paid (including through making loans and repaying Debt) by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

(2) the equity of such Person and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(c) any gain or loss realized upon the sale or other disposition of any Property of such Person or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

(d) any extraordinary gain or loss;

(e) the cumulative effect of a change in accounting principles; and

(f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of such Person or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of such Person (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to such Person or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of Arch Coal and its consolidated Restricted Subsidiaries, less any amounts attributable to non-Wholly Owned Restricted Subsidiaries that are not consolidated with Arch Coal and plus the portion of the consolidated net tangible assets of a non-Wholly Owned Restricted Subsidiary that is not consolidated with Arch Coal equal to the percentage of its outstanding Capital Stock owned by Arch Coal and its Restricted Subsidiaries, as of the end of the most recent fiscal quarter for which internal financial statements are available as the total assets (determined on a pro forma basis to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to such date of determination), and less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of Arch Coal and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a) the excess of cost over fair market value of assets or businesses acquired;

(b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of Arch Coal immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; and

(c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

“Credit Agreement” means that certain Revolving Credit Agreement, dated as of December 22, 2004, by and among Arch Coal, PNC Bank, National Association, as Administrative Agent and the other lenders named therein providing for up to $860.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding in-kind obligations of such Person relating to net coal balancing positions or bookouts and trade accounts payable, in either case arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (f), (g) or (h) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” or

(2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock of a Person or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Arch Coal to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (i) the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “ — Certain Covenants — Limitation on Asset Sales” and “— Repurchase at the Option of Holders Upon Change of Control” covenants described herein and (ii) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Arch Coal’s repurchase of such Notes as are required to be repurchased pursuant to “ — Certain Covenants — Limitation on Asset Sales” and “— Repurchase at the Option of Holders Upon a Change of Control.”

“Disqualified Stock Dividends” of a Person means all dividends (other than dividends paid in Capital Stock (except Disqualified Stock) of Arch Coal) with respect to Disqualified Stock of such Person held by Persons other than a Wholly Owned Restricted Subsidiary of such Person. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

“EBITDA” of a Person means, for any period, an amount equal to, for such Person and its consolidated Restricted Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) the provision for taxes based on income or profits or utilized in computing net loss;

(2) Consolidated Interest Expense;

(3) depreciation and depletion;

(4) amortization of intangibles;

(5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period);

(6) accruals of Postretirement Medical Liabilities, as defined by GAAP, net of cash payments for such Postretirement Medical Liabilities;

(7) accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods, net of cash payments for such asset retirement obligations;

(8) the amount of any unusual or non-recurring losses or charges (or minus any unusual or non-recurring gains), including without limitation, restructuring charges such as retention, severance, systems establishment costs or excess pension, OPEB, black lung settlement, curtailment or other excess charges and fees, expenses or charges related to any offering of Capital Stock or Debt of such Person permitted to be Incurred;

(9) any net loss (or minus any net gain) attributable to the early extinguishment of Debt, including, without limitation, any premiums or similar charges related to any Debt Refinancing; and

(10) to the extent not included in (1) through (9) above, the portion of any of the items described in (1) through (9) above of a non-Wholly Owned Restricted Subsidiary that is not consolidated with such Person equal to the percentage of the outstanding common Capital Stock of the non-Wholly Owned Restricted Subsidiary owned by such Person and its Restricted Subsidiaries, minus

(b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or distributed or otherwise paid (including through making loans and repaying debt) to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders or members.

“Event of Default” has the meaning set forth under “— Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the notes issued in exchange for the Notes issued in this offering or any Additional Notes pursuant to the registration rights agreement described under “Exchange Offer; Registration Rights” or any similar registration rights agreement with respect to any Additional Notes.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer; or

(b) if such Property has a Fair Market Value in excess of $5.0 million, by at least a majority of the disinterested members of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

“Foreign Subsidiary” means any Subsidiary of Arch Coal that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board;

(b) the statements and pronouncements of the Financial Accounting Standards Board;

(c) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission;

provided that GAAP shall not give effect to FASB No. APB 14-1.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary of Arch Coal that has issued a Guarantee in favor of the Notes.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with “— Certain Covenants — Limitation on Debt,” amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Independent Financial Advisor” means an accounting, appraisal, engineering or banking firm of national standing, provided that such firm or appraiser is not an Affiliate of Arch Coal.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and “— Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payment,” the term “Investment” shall include the portion (proportionate to Arch

Coal’s or a Restricted Subsidiary’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of Arch Coal at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Arch Coal shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) Arch Coal’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to Arch Coal’s or a Restricted Subsidiary’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P.

“Issue Date” means the date on which the Notes are initially issued.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“LLC Agreement” means the Limited Liability Company Agreement of Arch Western Resources LLC dated as of June 1, 1998 between Arch Western Acquisition Corporation and Delta Housing, Inc.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by Arch Coal or any Restricted Subsidiary after such Asset Sale.

“Note Guarantees” means a Guarantee by a Guarantor of all of Arch Coal’s obligations with respect to the Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Senior Vice President of Arch Coal.

“Officers’ Certificate” means a certificate signed by two Officers, at least one of whom shall be the principal executive officer or principal financial officer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Arch Coal or the Trustee.

“Permitted Business” means the business conducted by Arch Coal on the Issue Date, any business that is related, ancillary or complementary to the businesses of Arch Coal and its Restricted Subsidiaries on the Issue Date and any business of a nature that is or shall have become (i) related to the extraction, processing, storage or distribution of fuels or minerals, including, without limitation, coal gasification, coal liquefaction, natural gas, liquefied natural gas, coalbed or coal mine methane gas and bitumen from tar sands, as well as the production of electricity or other sources of power, such as coal- or natural gas-fueled power generation facilities, wind, solar or hydroelectric power generation facilities or similar activities or (ii) customary in the coal production industry.

“Permitted Investment” means any Investment by Arch Coal or any Restricted Subsidiary in:

(a) Arch Coal or any Restricted Subsidiary;

(b) any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, Arch Coal or its Restricted Subsidiary, provided that such Person’s primary business is a Permitted Business;

(d) Cash Equivalents;

(e) receivables owing to Arch Coal or its Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Arch Coal or such Restricted Subsidiary deems reasonable under the circumstances;

(f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g) loans and advances to employees made in the ordinary course of business permitted by law of Arch Coal or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $5.0 million in the aggregate at any one time outstanding;

(h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to Arch Coal or a Restricted Subsidiary or in satisfaction of judgments;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales” or any non-cash consideration received in connection with a disposition of Property excluded from the definition of Asset Sale;

(j) Investments in an aggregate amount, together with all other Investments made pursuant to this clause (j), not to exceed 5.0% of Consolidated Net Tangible Assets (with the Fair Market Value being measured at the time made and without giving effect to subsequent changes in value);

(k) other Investments made for Fair Market Value that do not exceed $100.0 million in the aggregate outstanding at any one time (with the Fair Market Value being measured at the time made and without giving effect to subsequent changes in value);

(l) Hedging Obligations that constitute Permitted Debt;

(m) Investments in connection with a Receivables Facility; and

(n) Investments in Permitted Joint Ventures in an aggregate amount, together with all other Investments made pursuant to this clause (n) not to exceed 5.0% of Consolidated Net Tangible Assets (with the Fair Market Value being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Joint Ventures” means any agreement, contract or other arrangement between Arch Coal or any Restricted Subsidiary and any Person engaged principally in a Permitted Business that permits one party to share risks or costs, comply with regulatory requirements or satisfy other business objectives customarily achieved through the conduct of such Permitted Business jointly with third parties.

“Permitted Liens” means:

(a) Liens to secure Debt under Credit Facilities (including Guarantees thereof) in an aggregate amount at any one time outstanding not to exceed the amount of Debt permitted to be Incurred under clause (a) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt;”

(b) Liens to secure Debt permitted to be Incurred under clause (d) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt” and other purchase money Liens to finance Property of Arch Coal or any of its Restricted Subsidiaries; provided that any such Lien may not extend to any Property of Arch Coal or any Restricted Subsidiary, other than the Property acquired, constructed or leased and any improvements or accessions to such Property (including, in the case of the acquisition of Capital Stock of a Person that becomes a Restricted Subsidiary, Liens on the Property of the Person whose Capital Stock was acquired);

(c) Liens for taxes, assessments or governmental charges or levies on the Property of Arch Coal or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(d) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of Arch Coal or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(e) Liens on the Property of Arch Coal or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of Arch Coal and the Restricted Subsidiaries taken as a whole;

(f) Liens on Property at the time Arch Coal or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into Arch Coal or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Arch Coal or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by Arch Coal or any Restricted Subsidiary;

(g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Arch Coal or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(h) pledges or deposits by Arch Coal or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Arch Coal or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of Arch Coal, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above or (k) through (t) below;

(k) Liens on the Property of Arch Coal or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by Arch Coal or such Restricted Subsidiary in connection with such Refinancing;

(l) Liens on the Arch Coal Notes to secure the Arch Western Notes and any Permitted Refinancing Debt Incurred in respect thereof;

(m) Liens on Property used to defease or to satisfy and discharge Debt; provided that (a) the Incurrence of such Debt was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(n) Liens in favor of Arch Coal or any Restricted Subsidiary;

(o) judgment Liens not giving rise to an Event of Default, that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been made;

(p) Liens on accounts receivable and related assets in connection with a Receivables Facility;

(q) rights of banks to set off deposits against debts owed to said bank;

(r) contract mining agreements and leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of Arch Coal or any of its Restricted Subsidiaries;

(s) Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary; and

(t) Liens not otherwise permitted by clauses (a) through (s) above encumbering Property having an aggregate Fair Market Value not in excess of 10.0% of Consolidated Net Tangible Assets.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced; and

(c) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary of Arch Coal that is not a Guarantor that Refinances Debt of Arch Coal or a Guarantor, or

(y) Debt of Arch Coal or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” of a Person means all dividends with respect to Preferred Stock of Restricted Subsidiaries of such Person (other than dividends paid in Capital Stock (except Disqualified Stock) of Arch Coal) held by Persons other than such Person or a Wholly Owned Restricted Subsidiary of such Person. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of Arch Coal, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of Arch Coal, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

“Public Equity Offering” means an underwritten public offering of common Capital Stock (other than Disqualified Stock) of Arch Coal pursuant to an effective registration statement under the Securities Act.

“Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; and

(b) incurred to finance the acquisition, construction or lease by Arch Coal or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by Arch Coal or such Restricted Subsidiary.

“Rating Agencies” means Moody’s and S&P.

“Receivables Facility” means one or more receivables financing facilities or arrangements, as amended or modified from time to time, pursuant to which Arch Coal or any Subsidiary sells (including a sale in exchange for a promissory note or Capital Stock of a Receivables Subsidiary) its accounts receivable to a Receivables

Subsidiary or a Receivables Subsidiary sells accounts receivables to any other Person; provided such transaction is on market terms at the time Arch Coal or such Subsidiary enters into such transaction.

“Receivables Subsidiary” means a Subsidiary of Arch Coal which engages in no activities other than those reasonably related to or in connection with the entering into of receivables securitization transactions and which is designated by the Board of Directors (as provided below) as a Receivables Subsidiary and;

(1) no portion of the Debt or any other obligations (contingent or otherwise) of which:

(a) is guaranteed by Arch Coal or any Restricted Subsidiary (excluding Guarantees (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

(b) is recourse to or obligates Arch Coal or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c) subjects any Property of Arch Coal or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither Arch Coal nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Arch Coal or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Arch Coal, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

(3) to which neither Arch Coal nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

Any designation of a Subsidiary as a Receivable Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales” and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid, on or with respect to any shares of Capital Stock of Arch Coal or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into Arch Coal or any Restricted Subsidiary), except for any dividend or distribution that is made solely to Arch Coal or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders or members of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Arch Coal or a Restricted Subsidiary of dividends or distributions equal to or greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of Arch Coal;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of Arch Coal (other than from Arch Coal or a Restricted Subsidiary);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated

Obligation (other than (i) Debt permitted under clause (e) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt” or (ii) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

(d) any Investment (other than Permitted Investments) in any Person; or

(e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than Arch Coal or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by Arch Coal and the other Restricted Subsidiaries.

“Restricted Subsidiary” means any Subsidiary of Arch Coal other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby Arch Coal or a Restricted Subsidiary transfers such Property to another Person and Arch Coal or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of Arch Coal within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Special Interest” means the additional interest, if any, to be paid on the Notes as described under “Exchange Offer; Registration Rights.” All references to interest in this Description of Exchange Notes, include any Special Interest.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Arch Coal or any Restricted Subsidiary that are reasonably customary in receivables financing facilities, including, without limitation, servicing of the obligations thereunder.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Debt of Arch Coal or a Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the Note Guarantees pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under “— Merger, Consolidation and Sale of Property,” a Person to whom all or substantially all of the Property of Arch Coal or a Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Tax Amount” means the portion of the Hypothetical Income Tax Amount (as defined in the LLC Agreement as in effect on the Issue Date) allocated to the members of Arch Western, other than Arch Coal or any of its Affiliates.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2013; provided, however, that if the period from the redemption date to August 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of Arch Coal that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

After the termination of the covenants upon the Notes obtaining Investment Grade Ratings, all Unrestricted Subsidiaries shall be Restricted Subsidiaries.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” of a Person means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by such Person and its other Wholly Owned Subsidiaries.

Book-Entry, Delivery and Form

Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form. See “— Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Arch Coal takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, Arch Coal and the applicable Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither Arch Coal, the Trustee nor any agent of Arch Coal or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Arch Coal that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or Arch Coal. Neither Arch Coal nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and Arch Coal and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised Arch Coal that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Arch Coal nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies Arch Coal that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case Arch Coal fails to appoint a successor depositary;

(2) Arch Coal, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised Arch Coal that, in such event, under its current practices, DTC would notify its participants of Arch Coal’s request, but will only withdraw beneficial interests from a Global Note at the request of each DTC participant); or

(3) there will have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material United States federal income tax consequences of the exchange of original notes for exchange notes pursuant to the exchange offer by a holder of the original notes that purchased the original notes for cash at original issuance at the price indicated on the cover of the original offering circular. This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, traders that elect to mark-to-market and tax-exempt organizations), persons that held the original notes or will hold the exchange notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for United States federal income tax purposes, partnerships or U.S. Holders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any federal estate or gift, foreign, state or local tax considerations of the exchange offer. This summary is written for investors that held their original notes and will hold their exchange notes as “capital assets” under the Internal Revenue Code of 1986, as amended, or the Code. Each prospective investor should consult its tax advisor regarding the United States federal, state, local and foreign income and other tax consequences of the exchange offer.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of an exchange note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes, created in or organized under the law of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable United States Treasury regulations to be treated as a United States person. If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of exchange notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of exchange notes that is a partnership and partners in such a partnership should consult their tax advisors regarding the United States federal, state, local and foreign income and other tax consequences of the exchange offer and of the holding and disposing of exchange notes.

Exchange Offer

The exchange of the original notes for the exchange notes in the exchange offer generally will not constitute a taxable exchange for holders because the exchange notes generally will not be considered to differ materially in kind or extent from the original notes. As a result, for U.S. federal income tax purposes (i) a holder generally will not recognize any income, gain or loss as a result of exchanging the original notes for the exchange notes, (ii) the holding period of the exchange notes generally will include the holding period of the original notes exchanged and (iii) the adjusted tax basis of the exchange notes generally will be the same as the adjusted tax basis of the original notes exchanged immediately before such exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We and the subsidiary guarantors have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until          , 2010, dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

Neither we nor the subsidiary guarantors will receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we and the subsidiary guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We and the subsidiary guarantors have agreed to pay all expenses incidental to the exchange offer (including the expenses of one counsel for the holder of the original notes) other than commissions and concessions of any brokers or dealers and certain transfer taxes and will indemnify holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the applicable interpretation of the staff of the SEC;

•	will not be able to tender its original notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

LEGAL MATTERS

K&L Gates LLP, Pittsburgh, Pennsylvania, will pass upon the validity of the exchange notes and the guarantees.

COAL RESERVES

The information appearing in, and incorporated by reference in, this prospectus concerning our estimates of proven and probable coal reserves at December 31, 2009 were prepared by Weir International, Inc., an independent mining and geological consultant.

EXPERTS

The consolidated financial statements and schedule of Arch Coal, Inc. and subsidiaries at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Arch Coal, Inc. Our common stock is traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the New York Stock Exchange’s offices at 20 Broad Street, New York, NY 10005. Information about us is also available at www.archcoal.com. The information on our Internet site is not a part of this prospectus.

We are “incorporating by reference” into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring you to these documents filed with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of this exchange offer will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any filing that we will make with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including such documents filed with the SEC by us after the date of this prospectus and prior to the time we complete the exchange offer (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our Current Report on Form 8-K dated March 23, 2010; and

•	The portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act, as filed on March 22, 2010.

Any statement or information contained in those documents shall be deemed to be modified or superseded to the extent a statement or information included in this prospectus modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any future filings made by us with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering will also be deemed to be incorporated by reference and to be part of this prospectus from their dates of filing. Other than as expressly stated in this paragraph, none of our reports, proxy statements and other information filed, or that we may file, with the SEC is incorporated by reference herein.

ARCH COAL, INC.

Offer to Exchange
$600,000,000 aggregate principal amount of 8 3/4% Senior Notes Due 2016
(CUSIP Nos. 039380AA8 and U0393CAA3)

for

$600,000,000 aggregate principal amount of 8 3/4% Senior Notes Due 2016
(CUSIP No. 039380AB6)
that have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m.,
New York City time, on          , 2010, unless earlier terminated or extended.

PROSPECTUS
          , 2010

DEALER PROSPECTUS DELIVERY OBLIGATION

Until          , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotment of subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation and amended and by-laws of Arch Coal, Inc., a Delaware corporation (“Arch Coal” or the “Company”).

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware law or (d) for any transaction from which the director derived an improper personal benefit. Our restated certificate of incorporation provides, among other things, that the personal liability of our directors is so eliminated.

Under Section 145 of the Delaware law, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Our amended and restated bylaws provide that we will indemnify any person who may be involved, as a party or otherwise, in a claim, action, suit or proceeding (other than any claim, action, suit or proceeding brought by or in the right of Arch Coal, Inc.) by reason of the fact that such person is or was a director or officer, or is or was serving at the request of us as a director or officer of any other corporation or entity, against certain liabilities, costs and expenses. We are also authorized to maintain insurance on behalf of any person who is or was a director or officer, or is or was serving at the request of us as a director or officer of any other corporation or entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability under Delaware law. We are a party to agreements with our directors and officers pursuant to which we have agreed to indemnify them against certain costs and expenses incurred by them in their capacities as such.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated by reference.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ARCH COAL, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Senior Vice President and Chief
Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Arch Coal, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven F. Leer Steven F. Leer	Chairman and Chief Executive Officer (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2010

/s/ John W. Lorson John W. Lorson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 7, 2010

/s/ James R. Boyd James R. Boyd	Director	April 7, 2010

/s/ Frank M. Burke Frank M. Burke	Director	April 7, 2010

/s/ John W. Eaves John W. Eaves	Director	April 7, 2010

/s/ Patricia F. Godley Patricia F. Godley	Director	April 7, 2010

Signature	Title	Date

/s/ Douglas H. Hunt Douglas H. Hunt	Director	April 7, 2010

/s/ Brian J. Jennings Brian J. Jennings	Director	April 7, 2010

/s/ Thomas A. Lockhart Thomas A. Lockhart	Director	April 7, 2010

/s/ A. Michael Perry A. Michael Perry	Director	April 7, 2010

/s/ Robert G. Potter Robert G. Potter	Director	April 7, 2010

/s/ Theodore D. Sands Theodore D. Sands	Director	April 7, 2010

/s/ Wesley M. Taylor Wesley M. Taylor	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ALLEGHENY LAND COMPANY

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Allegheny Land Company, a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Finnerty David J. Finnerty	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ Jeffrey D. Addison Jeffrey D. Addison	Director	April 7, 2010

/s/ C. Henry Besten, Jr. C. Henry Besten, Jr.	Director	April 7, 2010

/s/ David B. Peugh David B. Peugh	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ARCH COAL SALES COMPANY, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Arch Coal Sales Company, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David N. Warnecke David N. Warnecke	Director and President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ C. Henry Besten, Jr. C. Henry Besten, Jr.	Director	April 7, 2010

/s/ John W. Eaves John W. Eaves	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ARCH COAL TERMINAL, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Arch Coal Terminal, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Calvin N. Hall Calvin N. Hall	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ C. Henry Besten, Jr. C. Henry Besten, Jr.	Director	April 7, 2010

/s/ David N. Warnecke David N. Warnecke	Director	April 7, 2010

/s/ John A. Ziegler John A. Ziegler	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ARCH DEVELOPMENT, LLC

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Arch Development, LLC, a Delaware limited liability company, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Shanklin Robert E. Shanklin	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

Arch Coal, Inc.	Member	April 7, 2010

By: /s/ John T. Drexler John T. Drexler Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ARCH ENERGY RESOURCES, LLC

By:	/s/ John T. Drexler
Name:     John T. Drexler
Title: Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Arch Energy Resources, LLC, a Delaware limited liability company, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David N. Warnecke David N. Warnecke	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ John W. Eaves John W. Eaves	Manager	April 7, 2010

/s/ Robert G. Jones Robert G. Jones	Manager	April 7, 2010

/s/ Steven F. Leer Steven F. Leer	Manager	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ARCH RECLAMATION SERVICES, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Arch Reclamation Services, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John K. O’Hare John K. O’Hare	Director and President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ Robert G. Jones Robert G. Jones	Director	April 7, 2010

/s/ David B. Peugh David B. Peugh	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ARK LAND COMPANY

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ark Land Company, a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Finnerty David J. Finnerty	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ Jeffrey D. Addison Jeffrey D. Addison	Director	April 7, 2010

/s/ C. Henry Besten C. Henry Besten Jr.	Director	April 7, 2010

/s/ David B. Peugh David B. Peugh	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ARK LAND KH, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ark Land KH, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Finnerty David J. Finnerty	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ Jeffrey D. Addison Jeffrey D. Addison	Director	April 7, 2010

/s/ C. Henry Besten, Jr. C. Henry Besten, Jr.	Director	April 7, 2010

/s/ David B. Peugh David B. Peugh	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ARK LAND LT, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ark Land LT, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Finnerty David J. Finnerty	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ Jeffrey D. Addison Jeffrey D. Addison	Director	April 7, 2010

/s/ C. Henry Besten, Jr. C. Henry Besten, Jr.	Director	April 7, 2010

/s/ David B. Peugh David B. Peugh	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ARK LAND WR, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ark Land WR, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Finnerty David J. Finnerty	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ Jeffrey D. Addison Jeffrey D. Addison	Director	April 7, 2010

/s/ C. Henry Besten, Jr. C. Henry Besten, Jr.	Director	April 7, 2010

/s/ David B. Peugh David B. Peugh	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

ASHLAND TERMINAL, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ashland Terminal, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Calvin N. Hall Calvin N. Hall	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ C. Henry Besten, Jr. C. Henry Besten, Jr.	Director	April 7, 2010

/s/ David N. Warnecke David N. Warnecke	Director	April 7, 2010

/s/ John A. Ziegler John A. Ziegler	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

CATENARY COAL HOLDINGS, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Catenary Coal Holdings, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Shanks Robert W. Shanks	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

C. Henry Besten, Jr.	Director	April 7, 2010

/s/ John W. Eaves John W. Eaves	Director	April 7, 2010

/s/ Steven F. Leer Steven F. Leer	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

COAL-MAC, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Coal-Mac, Inc., a Kentucky corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary L. Bennett Gary L. Bennett	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Director and Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ John W. Eaves John W. Eaves	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7thday of April, 2010.

CUMBERLAND RIVER COAL COMPANY

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Cumberland River Coal Company, a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gaither Frazier Gaither Frazier	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ C. Henry Besten, Jr. C. Henry Besten, Jr.	Director	April 7, 2010

/s/ John W. Eaves John W. Eaves	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

LONE MOUNTAIN PROCESSING, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Lone Mountain Processing, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thurman Holcomb Thurman Holcomb	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ John W. Eaves John W. Eaves	Director	April 7, 2010

/s/ James E. Florczak James E. Florczak	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

MINGO LOGAN COAL COMPANY

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Mingo Logan Coal Company, a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Runyon David Runyon	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ John W. Eaves John W. Eaves	Director	April 7, 2010

/s/ James E. Florczak James E. Florczak	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

MOUNTAIN GEM LAND, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Mountain Gem Land, Inc., a West Virginia corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Finnerty David J. Finnerty	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ Jeffrey D. Addison Jeffrey D. Addison	Director	April 7, 2010

/s/ C. Henry Besten, Jr. C. Henry Besten, Jr.	Director	April 7, 2010

/s/ David B. Peugh David B. Peugh	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

MOUNTAIN MINING, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Mountain Mining, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul A. Lang Paul A. Lang	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

C. Henry Besten, Jr.	Director	April 7, 2010

/s/ John W. Eaves John W. Eaves	Director	April 7, 2010

/s/ Steven F. Leer Steven F. Leer	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

MOUNTAINEER LAND COMPANY

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Mountaineer Land Company, a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Finnerty David J. Finnerty	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ Jeffrey D. Addison Jeffrey D. Addison	Director	April 7, 2010

/s/ C. Henry Besten, Jr. C. Henry Besten, Jr.	Director	April 7, 2010

/s/ David B. Peugh David B. Peugh	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

PRAIRIE HOLDINGS, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Prairie Holdings, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul A. Lang Paul A. Lang	Director and President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ John W. Eaves John W. Eaves	Director	April 7, 2010

/s/ David P. Peugh David P. Peugh	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2010.

WESTERN ENERGY RESOURCES, INC.

By:	/s/ John T. Drexler
Name:     John T. Drexler

Title:	Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Western Energy Resources, Inc., a Delaware corporation, do hereby constitute and appoint Steven F. Leer, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Finnerty David J. Finnerty	President (Principal Executive Officer)	April 7, 2010

/s/ John T. Drexler John T. Drexler	Vice President (Principal Financial and Accounting Officer)	April 7, 2010

/s/ Jeffrey D. Addison Jeffrey D. Addison	Director	April 7, 2010

/s/ C. Henry Besten, Jr. C. Henry Besten, Jr.	Director	April 7, 2010

/s/ David B. Peugh David B. Peugh	Director	April 7, 2010

EXHIBIT INDEX

Exhibit No.		Description

2.1		Purchase and Sale Agreement, dated as of December 31, 2005, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated herein by reference to Exhibit 10.1 to Arch Coal, Inc.’s Current Report on Form 8-K filed on January 6, 2006).
2.2		Amendment No. 1 to the Purchase and Sale Agreement, dated as of February 7, 2006, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated by reference to Exhibit 2.1 to Arch Coal, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005).
2.3		Amendment No. 2 to the Purchase and Sale Agreement, dated as of April 27, 2006, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated herein by reference to Exhibit 2.1 to the Arch Coal’s Quarterly Report on Form 10-Q for the period ended June 30, 2006).
2.4		Amendment No. 3 to the Purchase and Sale Agreement, dated as of August 29, 2007, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.’s Quarterly Report on Form 10-Q for the period ended September 30, 2007).
2.5		Agreement, dated as of March 27, 2008, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2008).
2.6		Amendment No. 1 to Agreement, dated as of February 5, 2009, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated by reference to Exhibit 2.6 to Arch Coal, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008).
2.7		Membership Interest Purchase Agreement, dated as of March 8, 2009, by and between Rio Tinto Sage LLC and Arch Coal, Inc. (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.’s Current Report on Form 8-K filed on March 12, 2009).
2.8		First Amendment to Membership Interest Purchase Agreement, dated as of April 16, 2009, by and between Rio Tinto Sage LLC and Arch Coal, Inc. (incorporated herein by reference to Exhibit 2.3 to Arch Coal, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2009).
2.9		Second Amendment to Membership Interest Purchase Agreement dated as of September 30, 2009, by and between Rio Tinto Sage LLC and Arch Coal, Inc. (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.’s Current Report on Form 8-K filed on October 1, 2009).
3.1		Restated Certificate of Incorporation of Arch Coal, Inc. (incorporated herein by reference to Exhibit 3.1 to Arch Coal, Inc.’s Current Report on Form 8-K filed on May 5, 2006).
3.2		Bylaws of Arch Coal, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to Arch Coal Inc.’s Current Report on Form 8-K filed on December 10, 2008).
*3	.3	Amended and Restated Certificate of Incorporation of Allegheny Land Company.
*3	.4	Bylaws of Allegheny Land Company.
*3	.5	Amended and Restated Certificate of Incorporation of Arch Coal Sales Company, Inc.
*3	.6	Bylaws of Arch Coal Sales Company, Inc.
*3	.7	Amended and Restated Certificate of Incorporation of Arch Coal Terminal, Inc.
*3	.8	Bylaws of Arch Coal Terminal, Inc.
*3	.9	Certificate of Formation of Arch Development, LLC.
*3	.10	Operating Agreement of Arch Development, LLC.
*3	.11	Certificate of Formation of Arch Energy Resources, LLC.
*3	.12	Limited Liability Company Agreement of Arch Energy Resources, LLC.
*3	.13	Amended and Restated Certificate of Incorporation of Arch Reclamation Services, Inc.
*3	.14	Bylaws of Arch Reclamation Services, Inc.
*3	.15	Amended and Restated Certificate of Incorporation of Ark Land Company.
*3	.16	Bylaws of Ark Land Company.
*3	.17	Certificate of Incorporation of Ark Land KH, Inc.
*3	.18	Bylaws of Ark Land KH, Inc.
*3	.19	Amended and Restated Certificate of Incorporation of Ark Land LT, Inc.
*3	.20	Bylaws of Ark Land LT, Inc.
*3	.21	Amended and Restated Certificate of Incorporation of Ark Land WR, Inc.
*3	.22	Bylaws of Ark Land, WR, Inc.
*3	.23	Amended and Restated Certificate of Incorporation of Ashland Terminal, Inc.
*3	.24	Bylaws of Ashland Terminal, Inc.
*3	.25	Amended and Restated Certificate of Incorporation of Catenary Coal Holdings, Inc.
*3	.26	Bylaws of Catenary Coal Holdings, Inc.

Exhibit No.		Description

*3	.27	Amended and Restated Articles of Incorporation of Coal-Mac, Inc.
*3	.28	Bylaws of Coal-Mac, Inc.
*3	.29	Amended and Restated Certificate of Incorporation of Cumberland River Coal Company.
*3	.30	Bylaws of Cumberland River Coal Company.
*3	.31	Amended and Restated Certificate of Incorporation of Lone Mountain Processing, Inc.
*3	.32	Bylaws of Lone Mountain Processing, Inc.
*3	.33	Amended and Restated Certificate of Incorporation of Mingo Logan Coal Company.
*3	.34	Bylaws of Mingo Logan Coal Company.
*3	.35	Amended and Restated Articles of Incorporation of Mountain Gem Land, Inc.
*3	.36	Bylaws of Mountain Gem Land, Inc.
*3	.37	Amended and Restated Certificate of Incorporation of Mountain Mining, Inc.
*3	.38	Bylaws of Mountain Mining, Inc.
*3	.39	Amended and Restated Certificate of Incorporation of Mountaineer Land Company.
*3	.40	Bylaws of Mountaineer Land Company.
*3	.41	Certificate of Incorporation of Prairie Holdings, Inc.
*3	.42	Bylaws of Prairie Holdings, Inc.
*3	.43	Amended and Restated Certificate of Incorporation of Western Energy Resources, Inc.
*3	.44	Bylaws of Western Energy Resources, Inc.
4.1		Indenture, dated as of June 25, 2003, by and among Arch Western Finance, LLC, Arch Coal, Inc., Arch Western Resources, LLC, Arch of Wyoming, LLC, Mountain Coal Company, L.L.C., Thunder Basin Coal Company, L.L.C. and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (Reg. No. 333-107569) filed by Arch Western Finance, LLC on August 1, 2003).
4.2		First Supplemental Indenture dated as of October 22, 2004, among Arch Western Finance, LLC, Arch Western Resources, LLC, Arch of Wyoming, LLC, Arch Western Bituminous Group, LLC, Mountain Coal Company, L.L.C., Thunder Basin Coal Company, L.L.C., Triton Coal Company, LLC, and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.4 to Arch Coal, Inc.’s Current Report on Form 8-K filed on October 28, 2004).
4.3		Indenture, dated as of July 31, 2009, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Arch Coal, Inc.’s Current Report on Form 8-K filed on July 31, 2009).
4.4		First Supplemental Indenture, dated as of February 8, 2010, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.6 to Arch Coal, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009).
*4	.5	Second Supplemental Indenture, dated as of March 12, 2010, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.
4.6		Registration Rights Agreement, dated as of July 31, 2009, by and among Arch Coal, Inc., the subsidiary guarantors named therein and Banc of America Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as representatives of the initial purchasers named therein (incorporated herein by reference to Exhibit 4.2 to Arch Coal, Inc.’s Current Report on Form 8-K filed on July 31, 2009).
*5	.1	Opinion of K&L Gates, LLP.
12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Arch Coal, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009).
*23	.1	Consent of Ernst & Young LLP.
*23	.2	Consent of Weir International, Inc.
*23	.3	Consent of K&L Gates LLP (included in Exhibit 5.1).
*24	.1	Powers of Attorney (included on signature pages).
*25	.1	Statement of Eligibility on Form T-1.
*99	.1	Form of Letter of Transmittal.
*99	.2	Form of Notice of Guaranteed Delivery.
*99	.3	Form of Letter to Clients.
*99	.4	Form of Letter to Registered Holders.

*	Filed herewith